UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Almost Family, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 7, 2017

To Our Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Almost Family, Inc. on May 8, 2017. The meeting will be held at the Company’s headquarters at 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky, at 8:30 a.m. local time.

The official Notice of Annual Meeting, Proxy Statement, and Proxy Card are enclosed with this letter.

Please take the time to read carefully the proposals for stockholder action described in the accompanying proxy materials. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your proxy form and returning it in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely,

William B. Yarmuth
Chairman of the Board & CEO

ALMOST FAMILY, INC.

9510 Ormsby Station Road, Suite 300

Louisville, Kentucky  40223

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders (the "Annual Meeting") of Almost Family, Inc. (the "Company"), will be held at the Company’s headquarters, 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky, on May 8, 2017, at 8:30 a.m., local time, for the following purposes:

(1)	To elect a Board of seven directors to serve until the next annual meeting of stockholders;
(2)	To approve the 2017 Stock and Incentive Compensation Plan;
(3)	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 29, 2017;
(4)	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers;
(5)	To recommend, on an advisory basis, the frequency with which the Company should conduct future shareholder advisory votes on named executive officer compensation, and
(6)	To transact such other business as may properly come before the meeting or any adjournments thereof.

A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on March 13, 2017, are entitled to receive notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Louisville, Kentucky	C. Steven Guenthner
April 7, 2017	Secretary

PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IF YOU ARE A REGISTERED HOLDER, YOU MAY CHOOSE TO VOTE YOUR SHARES ONLINE AT HTTP://WWW.INVESTORVOTE.COM/AFAM OR BY CALLING 1-800-652-8683. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2017:

This proxy statement and our annual report to stockholders are available on our website at
http://www.almostfamily.com/stockholdermeeting.php

ALMOST FAMILY, INC.

9510 Ormsby Station Road, Suite 300

Louisville, Kentucky 40223

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 8, 2017

Introduction

This proxy statement and accompanying proxy are being furnished in connection with the solicitation of proxies by the board of directors (the "Board") of Almost Family, Inc., a Delaware corporation (the "Company"), to be voted on at the Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments thereof. In this proxy statement, references to the "Company," "we," "us," or "our" refer to Almost Family, Inc. This proxy statement and accompanying proxy are first being mailed to stockholders on or about April 7, 2017.

Date, Time and Place

The Annual Meeting will be held at the Company’s headquarters, at 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky, on May 8, 2017, at 8:30 a.m., local time, for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting.

Record Date and Voting Securities

The Board has fixed the record date (the "Record Date") for the Annual Meeting as the close of business on March 13, 2017. Only holders of record of shares of our common stock, par value $0.10 per share, (the "Common Stock") on the Record Date will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, there were 13,880,299 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. There is no cumulative voting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days before the meeting at the Company’s offices located at 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky.

The presence either in person or by proxy of the holders of a majority of the shares of Common Stock outstanding as of the Record Date will constitute a quorum and is required for the transaction of business at the Annual Meeting. You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. To vote by proxy, you can fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope. If you want to vote in person at the Annual Meeting, and you hold your Common Stock through a securities broker (that is, in street name), you must obtain a proxy from your bank, broker or other holder of record and bring that proxy to the Annual Meeting.

Voting of Proxies

Shares of Common Stock represented by properly executed proxies received before the close of voting at the Annual Meeting will be voted as directed by the stockholders, unless revoked as described below. Under Delaware law, proxies marked as abstentions are not counted as votes cast, but will be considered present and entitled to vote to determine if a quorum exists. In addition, shares held in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast, but will be considered present and entitled to vote to determine if a quorum exists.

If you return a properly executed proxy card without indicating your vote, your shares will be counted as present for purposes of establishing a quorum and your shares will be voted in accordance with the recommendation of the Board as set forth in this proxy statement.

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters properly come before the Annual Meeting and call for a vote of stockholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Votes Required

The affirmative vote of a plurality of the votes entitled to be cast by the holders of Common Stock present in person or represented by proxy is required to elect each director nominee. Proxies cannot be voted for a greater number of persons than are named.

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote will be necessary to approve the adoption of the 2017 Stock and Incentive Compensation Plan (Proposal 2), to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2017 (Proposal 3), to approve the Company’s executive compensation on an advisory basis (Proposal 4), and to approve any other matters that may properly come before the Annual Meeting for stockholder consideration.

With respect to Proposal 5 – the advisory vote on whether to hold an advisory vote on executive compensation every one, two or three years – the choice receiving the most FOR votes will be the frequency that has been selected by stockholders.

Votes “withheld” with respect to the election of directors will have no effect on the outcome of the vote. Abstentions with respect to each of Proposals 2, 3 and 4 will have the same effect as an AGAINST vote; abstentions will have no effect on Proposal 5. Abstentions will be counted for the purpose of determining a quorum at the Annual Meeting.

Under rules of the New York Stock Exchange, matters subject to stockholder vote are classified as “routine” or “non-routine.” In the case of non-routine matters, brokers may not vote shares held in “street name” for which they have not received voting instructions from the beneficial owner (“Broker Non-Votes”), but they may vote those shares in their discretion on any routine matter. Broker Non-Votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the numbers of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Proposals 1, 2, 4 and 5 are non-routine matters, but the ratification of the appointment of the independent registered public accounting firm is a routine matter. Thus, Broker Non-Votes will be counted for the purpose of determining a quorum at the Annual Meeting, but will not affect the outcome of any proposal being voted on at the Annual Meeting. Therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting, who also will determine whether a quorum is present.

Revocability of Proxies

A stockholder who completes and returns the proxy that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the Annual Meeting. A stockholder may revoke a proxy by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of the Company at the Company’s main office address at any time before the Annual Meeting. Stockholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Annual Meeting before the close of voting, or by attending the Annual Meeting and voting in person. You may attend the Annual Meeting even though you have executed a proxy, but your presence at the Annual Meeting will not automatically revoke your proxy.

Solicitation of Proxies

The original solicitation of proxies by mail may be supplemented by telephone and other means of communication and through personal solicitation by officers, directors and other employees of the Company, at no compensation. Proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of Common Stock, and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith. In addition, the Company may retain an outside proxy solicitation firm to assist the Company in the distribution of proxy materials and solicitation of votes, at an anticipated cost to the Company of approximately $15,000 plus reasonable out-of-pocket expenses incurred by the proxy solicitor in connection with the proxy solicitation services.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected to serve until the next annual meeting of stockholders. Although it is not anticipated that any of the nominees listed below will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for substitute nominees.

Nominees for Election as Directors

Set forth below is a list of Board members who will stand for re-election at the Annual Meeting, together with their ages, all Company positions and offices each person currently holds and the year in which each person joined the Board.

Name	Age	Position or Office	Director Since
William B. Yarmuth	64	Chairman of the Board, Chief Executive Officer	1991
Steven B. Bing	70	Director	1992
Donald G. McClinton	83	Director	1994
Tyree G. Wilburn	64	Director	1996
Jonathan D. Goldberg	65	Director	1997
W. Earl Reed, III	65	Director	2000
Henry M. Altman, Jr.	80	Director	2004

William B. Yarmuth. Mr. Yarmuth has been a director and officer of the Company since 1991. Mr. Yarmuth became Chairman and Chief Executive Officer in 1992; he also served as President until the appointment of Steve Guenthner as President in 2012. Mr. Yarmuth brings to the Board extensive experience in the healthcare industry. Also, his intimate knowledge of the Company provides a unique understanding of

Company operations to the Board. Mr. Yarmuth has served as a member of the board of directors of Industrial Services of America, Inc. since June 2014.

Steven B. Bing. Mr. Bing was elected a director in 1992. Beginning in 2012, Mr. Bing has served as Executive Director with the Kentucky Public Health Association, Inc. and The Kentucky Health Departments Association. From 2005 to 2011, Mr. Bing served as Senior Vice President Business Development for National Rural Telecommunications Cooperative, a large member owned cooperative in Herndon, Virginia, serving in excess of 1,200 telephone and electric cooperatives across the country.  He is also a director of various closely-held business entities. From 1999 to 2007, Mr. Bing served with Prosperitas Investment Partners, L.P., a private investment company located in Louisville, Kentucky, most recently as its Chief Operating Officer.  Mr. Bing brings to the Board operational achievement outside of the healthcare industry.  His business successes provide the Board with business acumen in a diversity of fields.

Donald G. McClinton. Mr. McClinton was elected a director in 1994. Mr. McClinton was President and part owner of Skylight Thoroughbred Training Center, Inc., a thoroughbred training center, until 2002, when it was sold. From 1986 to 1994, Mr. McClinton was co-chairman of Interlock Industries, a privately held conglomerate in the metals and transportation industries. Mr. McClinton served on the board of directors of Jewish Hospital Healthcare Systems for over 25 years. Mr. McClinton brings healthcare industry experience and an entrepreneurial spirit to the Board. His past service on the board of directors of a regional healthcare network and his experience as an owner of both a thoroughbred training center and a manufacturing/transportation company provides the Board a broad mixture of success.

Tyree G. Wilburn. Mr. Wilburn was elected a director in 1996. Since 2002, Mr. Wilburn has served as Managing Partner of The Yearling Funds, which he co-founded. The Yearling Funds are venture capital funds focused on investing in early stage companies. From 2002‑2012, Mr. Wilburn was Chairman of the Board and Chief Executive Officer of Merit Health Systems, LLC, a private equity backed hospital management company. He led the successful sale of the company in 2012. Mr. Wilburn was a private investor from 1996 to 2002. From 1992 to 1996, Mr. Wilburn was Chief Development Officer of Community Health Systems, Inc. (NYSE:CYH), and, most recently, Executive Vice President and Chief Financial and Development Officer and CEO-elect. In 1996 he led the successful go-private sale of Community Health Systems to Forstmann Little. From 1974 to 1992, Mr. Wilburn was with Humana Inc. where he held senior and executive positions in mergers and acquisitions, finance, planning, hospital operations, audit and investor relations. He is also a director of several private companies. Mr. Wilburn brings to the Board a thorough understanding of the healthcare industry outside of the Company. His experience in all facets of hospital management gives the Company knowledge of various other aspects of our customer’s needs and our competitive environment.

Jonathan D. Goldberg. Mr. Goldberg was elected a director in 1997. Mr. Goldberg is the managing partner of the law firm of Goldberg and Simpson in Louisville, Kentucky, and has served in that capacity since 1991. Mr. Goldberg’s legal background brings a different perspective to the Board. His expertise in labor, employment and business law provides the Board important regulatory and governance experience.

W. Earl Reed, III. Mr. Reed was elected a director in 2000. Currently, Mr. Reed is President and Chief Executive Officer of Springstone, LLC, a private equity sponsored owner operator of psychiatric hospitals and has served in that capacity since 2010. From 1998 to 2010, Mr. Reed served as Chief Executive Officer of The Allegro Group, a healthcare financial advisory firm that advises public and private healthcare organizations including providing interim management services. From August 2005 to September 2007, Mr. Reed served as Chief Executive Officer and Chairman of the Board of LifeCare Holdings, Inc., a privately owned operator of 18 long-term hospitals. Mr. Reed brings financial experience to the Board, particularly in the healthcare industry. Also, his leadership experience in the healthcare field adds depth to the Board’s understanding of our industry.

Henry M. Altman, Jr. Mr. Altman was elected a director in 2004. Mr. Altman retired in 2002 following over 40 years of experience in public accounting, most recently as the president and managing director of Deming, Malone, Livesay & Ostroff CPA firm. He is currently the owner of Altman Consulting, an independent business consulting firm. Mr. Altman currently serves on the board of Passport Health Plan, of which he is Chair. In 2001, Mr. Altman was presented with the inaugural Kentucky Hospital Association Health Care Governance Award. Mr. Altman brings healthcare industry financial and governance experience to the Board. As a member of the board of directors of several healthcare industry organizations, Mr. Altman provides insight into the inter-workings of the industry as a whole.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE SEVEN NOMINEES FOR DIRECTOR OF THE COMPANY.

Meetings of the Board of Directors

The Board met on 9 occasions during the fiscal year ended December 30, 2016. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served during his period of service. In addition, all members of the Board are expected to attend the Annual Meeting and did so in 2016.

Independent Directors – Meetings in Executive Session

The independent directors, as a group, meet in executive session on a regular basis, typically in connection with each regularly scheduled Board meeting without management directors or employees present.

Committees of the Board of Directors

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time, the Board also appoints committees for special projects or assignments.

Audit Committee. As described in its charter, the principal duties of the Audit Committee include appointing the Company’s independent auditors, review and pre-approval of any independent auditor services, reviewing the scope of the audit, reviewing the corporate accounting practices and policies with the independent and internal auditors, reviewing with the independent and internal auditors their respective final reports, reviewing with independent and internal auditors overall accounting and financial controls and consulting with the independent and internal auditors. The Audit Committee is also responsible for the review and approval of all related-party transactions required to be disclosed under the rules of the Securities and Exchange Commission (SEC); in reviewing a related-party transaction, the Audit Committee will consider the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances. A copy of the Audit Committee charter is available in its entirety on the Company’s website, www.almostfamily.com. All of the members of the Audit Committee are "independent," as that term is defined in the applicable rules for companies traded on The NASDAQ Global Select Market and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the SEC. The members of the Audit Committee are Messrs. Altman, Goldberg, Reed (Chair), and Wilburn. The

Board has designated Mr. Reed as the "audit committee financial expert" within the meaning of the SEC rules. The Audit Committee held four meetings during 2016.

Compensation Committee. As described in its charter, the principal duties of the Compensation Committee are to review the performance and compensation of officers of the Company, discharge the Board’s duties relating to director compensation, report on compensation policies and procedures as required by the SEC including the disclosures under “Compensation Discussion and Analysis” herein, consult with compensation advisors, if any, review and approve shareholder votes on equity compensation plans, and to prepare recommendations and periodic reports to the Board concerning such matters. A copy of the Compensation Committee charter is available in its entirety on the Company’s website, www.almostfamily.com. The Compensation Committee also administers the Company’s employee stock incentive plans including the periodic review and approval of share grants. The Compensation Committee makes all compensation decisions regarding Messrs. Yarmuth, Guenthner and Lyles but has typically delegated to the CEO, subject to the committee’s review, compensation decisions regarding the remaining Named Executive Officers. Mr. Yarmuth provides the Committee his input regarding director and executive officer compensation other than his own compensation; he is not present during the Committee’s deliberations regarding his compensation.

In 2015, the Committee engaged, on behalf of the Company, Frederic W. Cook & Co., Inc. (“FW Cook”) to assist management and the Committee in evaluating the Company’s executive and director compensation program. FW Cook has not provided any services to the Company other than advising the Committee on director and executive officer compensation. The Compensation Committee evaluated whether any work performed by FW Cook raised any conflict of interest and determined that it did not.

All of the members of the Compensation Committee are "independent," as that term is defined in the applicable rules for companies traded on The NASDAQ Global Select Market and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the SEC. The members of the Compensation Committee are Messrs. Altman, Bing, Goldberg (Chair), McClinton, Reed, and Wilburn. The Compensation Committee held two meetings during 2016.

Nominating and Corporate Governance Committee. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which charter sets forth the functions and responsibilities of the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee charter is available in its entirety on the Company’s website, www.almostfamily.com. As described in its charter, the Nominating and Corporate Governance Committee exercises general oversight with respect to the governance of the Board, including with respect to the identification and recommendation to the Board of proposed nominees for election to the Board. All of the members of the Nominating and Corporate Governance Committee are "independent,” as that term is defined in the applicable rules for companies traded on The NASDAQ Global Select Market and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the SEC. The members of the Nominating and Corporate Governance Committee are Messrs. Bing, Goldberg (Chair), and Wilburn. The Nominating and Corporate Governance Committee held one meeting during 2016.

Director Independence. In making its determinations regarding director independence, the Board has considered, among other things:

•	any material relationships with the Company, its subsidiaries or its management, aside from such director’s service as a director;

•	transactions between the Company, on the one hand, and the directors and their respective affiliates, on the other hand;
•

transactions outside the ordinary course of business between the Company and companies at which some of its directors are or have been executive officers or significant stakeholders, and the amount of any such transactions with these companies; and

•	relationships among the directors with respect to common involvement with for-profit and non-profit organizations.

The Board’s review included the following relationships: (i) Mr. Altman’s son is an owner of an insurance agency which provides employee benefit coverage services to the Company in the ordinary course of business (See “Compensation Committee Interlocks and Insider Participation”) and (ii) Mr. Altman is Chairman of the board of directors of a non-profit community-based health plan administering Kentucky Medicaid benefits to approved providers in its footprint through which the Company receives Kentucky Medicaid reimbursements. The Board has determined that these relationships have not impaired Mr. Altman’s independence.

Policy Regarding Consideration of Candidates for Director

Stockholder Nominees

The Nominating and Corporate Governance Committee will consider stockholder recommendations for director nominees at the Annual Meeting if stockholders comply with the requirements of the Company’s by-laws; a copy of the relevant section of the by-laws may be obtained from the Company’s Secretary. To be considered timely for the Annual Meeting, stockholders should submit nominations, if any, not less than 30 days before the Annual Meeting, to the Company’s Corporate Secretary, at 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky 40223. Stockholder nominations should include, among other items, the name, age, business address and residence address of the nominee, the principal occupation or employment of the nominee, the class and number of shares of Common Stock which are beneficially owned by the nominee on the date such nomination is submitted, any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934. The stockholder nominating such nominee should also include the name and address of such stockholder and any other stockholders known by such stockholder to be supporting such nominee as they appear on the Company’s books along with the class and number of shares of Common Stock which are beneficially owned on the date of the nomination by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee.

Director Qualifications

The Nominating and Corporate Governance Committee seeks to ensure that the majority of directors qualify as "independent," as that term is defined in the applicable rules for companies traded on The NASDAQ Global Select Market and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the SEC. The Nominating and Corporate Governance Committee will review with the Board the requisite skills and characteristics for potential nominees. In addition to board skill needs, this assessment will include the nominee’s qualification as “independent” as well as the nominee’s integrity, business acumen, experience, commitment, diligence, conflicts of interest and ability to act in the interests of all stockholders. While the Board does not prescribe diversity standards, as a matter of practice, it seeks nominees with a broad diversity of experience, professions, skills, and backgrounds.

The Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interest of the Company and its stockholders. Nominees are not discriminated against on the basis of race, religion, gender, national origin, sexual orientation, disability or any other basis proscribed by law.  Although the Nominating and Corporate Governance Committee has not adopted a formal policy with respect to director tenure, the Committee has determined to reduce the average length of director tenure through the methodology of replacing the longest serving independent members of the Board with new persons over the next few years.

The manner in which the Nominating and Corporate Governance Committee evaluates a potential nominee will not differ based on whether the nominee is recommended by a stockholder of the Company.

The Company does not pay a third party fee to assist in identifying and evaluating nominees, but the Company does not preclude the potential for using such services if needed as may be determined at the discretion of the Nominating and Corporate Governance Committee.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its chief executive officer, principal financial officer, chief accounting officer and any person performing similar functions. The Company has made the Code of Ethics available on its website at www.almostfamily.com and will post any waivers to the Code of Ethics on the website.

Board Leadership Structure

The Board of Directors believes that Mr. Yarmuth’s service as both Chairman of the Board and CEO is in the best interest of the Company and its stockholders. Mr. Yarmuth possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.

His combined role strengthens Mr. Yarmuth’s ability to provide insight and direction on important strategic initiatives to both management and the independent directors. Additionally, it enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders and employees, particularly during times of turbulent economic and industry conditions. The Board does not have a lead independent director.

Board’s Role in Risk Oversight

The Board as a whole has responsibility for risk oversight. The oversight responsibility of the Board is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance, health, safety and environment, political, and reputational risks.

Further, the Audit Committee is specifically charged with the responsibility of meeting periodically with management and internal audit to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also reviews with management, internal audit, external legal counsel and independent auditors matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or government agencies. The role of the Compensation Committee in risk management is set forth in the Compensation Discussion and Analysis.

Finally, the Board believes that the Company’s combined Chairman/CEO leadership structure strengthens the Chairman/CEO’s ability to provide insight and direction with regard to the Board’s risk oversight function.

PROPOSAL 2

APPROVAL OF THE

2017 STOCK AND INCENTIVE COMPENSATION PLAN

On March 30, 2017, the Board adopted the Almost Family, Inc. 2017 Stock and Incentive Compensation Plan (which we refer to in this proxy statement as the “2017 Plan”), subject to shareholder approval, which the Company is now seeking.

When approved by the Company’s stockholders, the 2017 Plan will amend the Almost Family, Inc. 2013 Stock and Incentive Compensation Plan (as amended and restated, the “2013 Plan”)  to immediately terminate the right to make additional grants under the 2013 Plan.  Awards previously granted under the 2013 Plan and the 2007 Stock and Incentive Compensation Plan (collectively, the “Prior Plans”) will remain outstanding under such Prior Plans in accordance with their terms.

We believe that the adoption of the 2017 Plan is necessary in order to allow us to continue to use equity awards, including performance-based awards.  We believe that granting equity-based compensation to key employees and non-employee directors is an effective means to increase the profitability and growth of the Company, provide competitive compensation, attract and retain exceptional personnel, encourage excellence in the performance of individual responsibilities, and motivate key employees and directors to contribute to the Company’s success.  Equity awards also further align the interests of award recipients with our stockholders.

We also are requesting shareholder approval of the material terms of the 2017 Plan, including performance measures and individual award limits, to allow awards granted under the 2017 Plan that are intended to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) to be exempt from the tax deduction limits of Section 162(m) if they meet the other requirements of Section 162(m).

If the 2017 Plan is approved by our stockholders, the 2017 Plan will become effective on May 8, 2017 (the “Effective Date”) and no further awards will be made under the 2013 Plan. If our stockholders do not approve the 2017 Plan, the 2013 Plan will remain in effect in its current form.  However, there will be insufficient shares available under the 2013 Plan to make annual awards and to provide grants to new hires in the coming years.  In this event, the Compensation Committee would be required to revise its compensation philosophy and devise other programs to attract, retain, and compensate its officers, directors and key employees.

The closing price per share of our common stock on March 30, 2017 as reported on the NASDAQ Global Select stock market was $48.90.

Proposed Share Reserve

The share reserve under the 2017 Plan as of the Effective Date will be the sum of the following: (i) 900,000, plus (ii) the number of shares of stock subject to outstanding grants under the Prior Plans as of the

Effective Date that revert to the share reserve as a result of expirations, cancellations, forfeitures and similar such events, plus (iii) the number of shares of stock remaining available for issuance under the 2013 Plan but not subject to outstanding awards as of the Effective Date.

The 2017 Plan does not permit “liberal share recycling” of any awards. Accordingly, shares that are tendered back or withheld from those otherwise issuable under an award by the Company for payment of the exercise price of options or stock appreciation rights or for taxes on awards will not be added to the 2017 Plan’s reserve and made available for future awards.

Impact on Dilution and Fully-Diluted Overhang

The total fully-diluted overhang as of March 13, 2017, assuming that the entire share reserve is granted, would be 9.4%.  In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding, with all data effective as of March 13, 2017.

Our Board believes that the increase in shares of common stock available for issuance represents a reasonable amount of potential equity dilution given our strategic and long-term growth priorities.

Expected Duration of the Share Reserve

We expect that the share reserve under the 2017 Plan, if this proposal is approved by our stockholders, will be sufficient for awards for approximately 6.5 years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the 2017 Plan reserve upon awards' expiration, forfeiture or cash settlement; the future performance of our stock price; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Governance Highlights

Our Plan incorporates certain equity plan governance best practices, including:

•	No “liberal share recycling” of any awards.
•	Payment of dividends and dividend equivalents on awards (both time-based and performance-based) only if and when the underlying award vests.
•	Minimum 100% fair market value exercise price for options and stock appreciation rights.
•	No “liberal” change of control definition and no automatic single-trigger acceleration on a change of control transaction.
•

No repricing of options or stock appreciation rights and no cash buyout of underwater options and stock appreciation rights without shareholder approval, except for adjustments with respect to a change of control or an equitable adjustment in connection with certain corporate transactions.

•	No reload options.

Burn Rate

The following table sets forth information regarding awards granted, the burn rate of each of the last three fiscal years and the average burn rate over the last three years under the Prior Plans.

Years	Options	Full Value Shares		Total Weighted Average Number of Common Shares Outstanding	Burn Rate
2016	56,100	103,950	(1)	10,153,000	1.6%
2015	56,000	106,485	(2)	9,505,000	1.7%
2014	69,500	60,200		9,333,000	1.4%
Three-Year Average	60,533	90,212		9,663,667	1.6%

(1) - Includes 56,100 performance restricted shares that may vest or be forfeited.
(2) - Includes 6,800 performance restricted shares that were forfeited.

Overhang as of March 13, 2017

Stock Options Outstanding	460,450
Weighted-Average Exercise Price of Outstanding Stock Options	$ 31.12
Weighted-Average Remaining Term of Outstanding Stock Options	5.94 years
Total Stock Settled Full Value Awards Outstanding*	244,411
Total Shares Available for Grant as of the record date (3/13/2017)	99,965
Basic common shares outstanding as of the record date (3/13/2017)	13,880,299

* Includes time-vesting restricted stock (147,311) and performance shares outstanding at target (97,100).

Summary of the 2017 Plan

The following summary of our 2017 Plan is qualified by reference to the full text of the 2017 Plan, which is attached as Appendix A to this proxy statement.

Eligibility

Persons eligible for awards under the 2017 Plan are employees, non-employee directors of, and independent contractors to, the Company or one of its subsidiaries who are selected by the Compensation Committee or such other committee appointed by the Board to administer the 2017 Plan. As of March 13, 2017, there were approximately 18,000 employees, including officers, who were eligible to participate in the 2017 Plan, along with six non-employee directors. Only employees are eligible to be awarded tax-qualified incentive stock options.

In addition, the Committee may grant Awards under the 2017 Plan in substitution for share and share-based awards held by employees or non-employee directors of another corporation who concurrently become employees or non-employee directors of the Company or a subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary or the acquisition by the Company or a subsidiary of property or shares of the employing corporation.

Authorized Shares and Limits

Subject to shareholder approval, the share reserve under the 2017 Plan as of the Effective Date will be the sum of the following: (i) 900,000, plus (ii) the number of shares of stock subject to outstanding grants under the 2013 Plan as of the Effective Date that revert to shares reserved for future grant as and when described below under the “Share Counting Rules”, plus (iii) the number of shares of stock remaining available for issuance under the 2013 Plan but not subject to outstanding awards as of the Effective Date.

The share reserve and outstanding awards are subject to adjustment for corporate events affecting the Company including any event of merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, extraordinary cash dividend, spin-off, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of stock or the kind of shares or securities issuable upon exercise of an option or payment of another award.

Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company are considered substitute awards and do not reduce the shares available under the 2017 Plan.  Available shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the 2017 Plan and do not reduce the Plan's share reserve (subject to applicable stock exchange listing requirements).

The maximum number of shares of stock that may be subject to purchase pursuant to tax-qualified incentive stock options granted under the plan is 900,000.

Share Counting Rules

After the Effective Date, if and to the extent awards granted under the 2017 Plan or awards granted under the 2013 plan terminate, expire, or are cash-settled, canceled, forfeited, exchanged or surrendered without having been exercised, the shares reserved for such awards shall again be available for purposes of granting awards under the 2017 Plan.

No Liberal Share Recycling

If shares of stock otherwise issuable under the 2017 Plan are tendered to or withheld by the Company in payment of the exercise price of an option, then the number of shares of stock available for issuance under the 2017 Plan shall be reduced by the gross number of shares as to which such option is exercised. Similarly, upon the exercise of a share-settled stock appreciation right, the number of shares of stock remaining available for issuance under the Plan shall be reduced by the gross number of shares for which such stock appreciation right is exercised. If shares of stock otherwise issuable in connection with an award are tendered to or withheld by the Company in satisfaction of withholding taxes incurred in connection with the issuance, vesting or exercise of any award or the issuance of Stock thereunder, then the number of shares of Stock available for issuance under the Plan shall be reduced by the number of shares issued, vested or exercised under such Award, calculated in each instance before reduction for such share withholding.

Individual Employee Limits; Individual Non-Employee Director Limit

The following limitations apply to any awards made under the 2017 Plan:

•	The maximum number of shares of stock that may be subject to all awards granted during any calendar year to any one participant is 150,000;
•	The maximum performance-based cash compensation awarded during any calendar year to any one participant is $1,000,000;

The maximum number of shares of stock that may be subject to all awards (of any type) granted under the 2017 Plan during any calendar year to any one non-employee director, taken together with cash fees paid to such non-employee director in respect of the director’s service as a member of the Board during such year (including service as a member or chair of a committee of the Board), shall not exceed $400,000 in total value (calculating the value of equity-based awards granted during such year based on the grant date fair value of such awards for financial reporting purposes). This non-employee director limit shall not apply to any non-executive Chairman of the Board, whose compensation will be approved by the independent directors, with such Chairman abstaining.

Vesting

The 2017 Plan provides for the Committee to determine at the time an award is issued whether and when the award will become nonforfeitable or first become exercisable.

Restriction on Dividends and Dividend Equivalents

The 2017 Plan permits payment of dividends and dividend equivalents on all full-value awards (both time-based and performance-based) only if and when the underlying award vests. The 2017 Plan also prohibits the payment of dividend equivalents on shares subject to outstanding options or SAR awards.

No Repricing of Stock Options or SARs

In no event may any option or stock appreciation right granted under the 2017 Plan be amended, other than in the event of certain extraordinary corporate transactions or other transactions affecting the Company’s capital structure, to decrease the exercise price thereof, be cancelled in exchange for cash or another Award (other than in connection with a Change of Control) or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option or stock appreciation right, unless such amendment, cancellation, or action is approved by our stockholders.

No Reloads

Awards shall not contain any provision entitling the participant to an automatic grant of additional awards in connection with any exercise of the original award.

Transfer Restrictions

Awards granted under the 2017 Plan are not generally transferable by the participant otherwise than by will or the laws of descent and distribution, and can be exercised during the participant’s lifetime only by the participant (or, in the event of the participant’s legal incapacity or incompetency, the participant’s guardian or legal representative).

However, if specifically provided in the award agreement, nonqualified stock options or stock appreciation rights (other than those issued in tandem with incentive stock options) may be transferred by a participant to a “Permitted Transferee.”  “Permitted Transferee” means a member of a participant’s immediate family or household, certain trusts benefiting those persons, a charitable foundation managed by the participant or his family, or an entity which the participant controls, provided that no consideration is provided for the transfer.

Administration of the 2017 Plan

The 2017 Plan will be administered by the Compensation Committee of the Board or such other committee appointed by the Board which shall consist of two or more members of the Board, each of whom is both an outside director and a non-employee director. Subject to the provisions of the 2017 Plan, the Compensation Committee will have the power to:

•	construe and interpret the 2017 Plan;
•	establish, amend or waive rules and regulations for the administration of the 2017 Plan;
•	determine and accelerate the exercisability of any award or the termination of any restriction period;
•	correct inconsistencies in the 2017 Plan or in any award agreement, or any other instrument relating to an award; and
•

amend the terms and conditions of any award to the extent such terms and conditions are within the discretion of the Committee as provided in the 2017 Plan, and subject to consent of affected participants when applicable.

Any construction of the 2017 Plan must be made in a manner the Committee believes is consistent with awards not constituting “deferred compensation” within the meaning of Section 409A of the Code or to comply with that Code section’s requirements, and with respect to incentive stock options, consistent with the Code and regulations governing the preservation of their tax treatment.

The Committee will have the authority to grant and determine the terms of awards to employees, directors and independent contractors as the Committee may select in its sole discretion.

Award Terms

All awards to participants under the 2017 Plan are subject to terms, conditions, and limitations as determined by the Committee and as evidenced by an award agreement.

Stock Options

A stock option granted to an employee under the 2017 Plan may consist of either an incentive stock option that complies with the requirements of Section 422 of the Code or a nonqualified stock option that does not comply with those requirements. A stock option granted to a director or independent contractor under the 2017 Plan must be a nonqualified stock option. All options under the 2017 Plan must have an exercise price per share that is not less than the fair market value of the Company’s common stock on the date of grant. However, an incentive stock option granted to a person who on the date of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries must have an exercise price that is at least 110% of the fair market value of the stock on the grant date.  The term of an incentive stock option may not extend more than ten years after the date of grant. If permitted by the Code, the term for exercise of an option is subject to a limited extension by up to 30 days if the exercise of the option is prevented during a trading blackout period.

Stock Appreciations Rights (“SARs”)

Stock appreciation rights provide that the participant can be issued or paid stock or cash equal to the appreciation in value of a share of stock after the award’s grant date. A stock appreciation right may be granted under the 2017 Plan with respect to all or a portion of the shares of common stock subject to a stock option or may be granted separately. The base price to measure the appreciation of an SAR may not be less the fair market value of the common stock on the date of grant.  The term of an SAR granted in tandem with an incentive stock option may not extend more than ten years after the date of grant.  If permitted by the

Code, the term for exercise of a SAR as stated in the award agreement is subject to a limited extension by up to 30 days if the exercise of the SAR is prevented during a trading blackout period.

Restricted Stock Awards

Restricted stock awards provide that shares of stock are granted subject to a restriction period and/or condition which, if not satisfied, may result in the complete or partial forfeiture of such stock. Shares awarded as restricted stock awards are subject to such conditions, terms, restrictions against transfer, substantial risks of forfeiture and attainment of performance objectives and for such periods as the Committee determines. During the period restricted stock is subject to forfeiture, the Secretary of the Company will hold the share certificates for the participant’s benefit, but the participant will have the right to dividends, to vote and to enjoy all other shareholder rights with respect to the restricted stock, except that the participant cannot sell, transfer, pledge, exchange or otherwise dispose of the restricted stock, and any attempt to do so will cause the immediate forfeiture of the restricted stock.

Restricted Stock Units (“RSUs”)

Restricted stock units provide that shares of stock or cash equivalent will be issued to a participant upon the lapse of restrictions determined in the award agreement. The participant will not have dividend, voting or other shareholder rights with respect to a restricted stock unit at any time before the participant has become the holder of the shares subject to the restricted stock unit. However, the Committee may award a cash dividend right or a dividend unit right in tandem with a restricted stock unit. A cash dividend right entitles the participant to receive an amount in cash or shares equal to any cash distributions made with respect to the common shares during the period the restricted stock unit is outstanding, which dividend right will not be paid until the underlying restricted stock unit vests and which may be tracked as an additional restricted stock unit until vesting occurs.

Performance Awards

Performance awards entitle a participant to receive common shares, cash or combination of the two upon the satisfaction of performance measures established in the award agreement. Performance awards may be intended to meet the requirements of qualified performance-based compensation under Section 162(m) of the Code. The goals intended to satisfy Section 162(m) of the Code must be established by the Committee prior to the earlier of:

•	90 days after the commencement of the period of service to which the performance goals relate, and
•	the lapse of 25% of the period of service require to vest on an award.

The Committee may provide in the award agreement that the distribution of shares of stock or cash under the award shall be subject to the achievement of one or more objective performance goals established by, and the satisfaction of which is certified by, the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any subsidiary, affiliate, division or business unit of the Company, as reported or calculated by the Company:  (i) revenues; (ii) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentive service fees or extraordinary, unusual, infrequently occurring or special items; (iii) net income or net income per share (basic or diluted); (iv) earnings per share growth or growth as compared with a peer group of companies; (v) return on assets, return on investment, return on capital, or return on equity; (vi) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (vii) economic value created; (viii) one or more operating ratios specified with particularity by the Committee upon the Award; (ix) stock price, dividends or total shareholder return; (x) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions, or (xi) quality goals that are objectively determinable (collectively, the “Performance Criteria”). Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate, division or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations or one or more market indices.  Any Performance Criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles ("GAAP") or may be adjusted when established or (to the extent permitted under Section 162(m), at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.

In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, extraordinary  cash dividend, spin-off, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of stock or the kind of shares or securities issuable upon exercise of an option or payment of another award, an appropriate and proportionate adjustment will be made by the Committee in the performance criteria established for outstanding Awards so that no award shall be diluted or increased.

If an award is intended to be exempt under Code Section 162(m) as performance-based compensation, the performance goals will be set by the Committee over a specified performance period and before the payment under any such award, the Committee will certify that the applicable performance goals and any material terms were in fact satisfied.

By approving the 2017 Plan, the stockholders are also approving this list of performance criteria in accordance with the requirements of Section 162(m) of the Code.

Change of Control

Subject to the terms of any award agreement, if a change of control (as described below) occurs, and awards are not to continue and be assumed or replaced in the transaction with comparable types of awards of substantially equivalent value, then:

•	the Committee may provide that an Option or SAR must be exercised upon the actual consummation or the happening of a change of control;
•	in which event it will be subject to accelerated vesting and will lapse if not timely exercised;
•

if no exercise of the stock award is required (e.g., with respect to restricted stock, restricted stock units or performance shares), the Committee may provide that stock award will become nonforfeitable in full such that stock is issued in payment thereof;

•

the Committee may, in lieu of the exercise of an award, make a cash payment to the participant in an amount equal to the economic value to be received if such award had been vested or exercised just prior to the occurrence of the change of control transaction;

•	if an Option or SAR is underwater, the Committee may provide that such awards are cancelled at the change of control without payment of consideration.

With respect to Awards that continue because they are assumed or replaced in a change of control, unless the Committee provides to the contrary in an award agreement, with respect to any participant who incurs a termination of service (other than for cause) within 12 months following the transaction, all awards made prior to the change of control shall immediately become nonforfeitable and exercisable in full.

Under the 2017 Plan, a “change of control” generally means the occurrence of one or more of the following events:

•	any person or entity becomes, directly or indirectly, the beneficial owner of 35% or more of the combined voting power of the Company’s outstanding securities;
•	the replacement of a majority of the Company’s directors during any consecutive two-year period;
•

the consummation of (x) a merger or consolidation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent at least 65% of the combined voting power of the Company or such surviving entity immediately after such merger or consolidation, (y) any sale or other transfer of all or substantially all of the Company’s assets or (z) a plan of liquidation of the Company.

Amendment of the 2017 Plan

The Board may terminate, suspend, amend or alter the 2017 Plan in response to any legal requirements or for any other purpose permitted by law; provided, however, the Board may not:

•	materially impair or adversely affect the rights of a participant under an outstanding award without the consent of the participant;
•

extend the option period or exercise period of an SAR or the vesting/payment (and taxation) date of a restricted stock award or a performance share award beyond that originally stated in the award agreement, if such extension would subject the award to the excise taxes provide under Section 409A of the Code; or

•

except adjustments in connection with corporate transaction, without the approval of the stockholders: reprice options or SARs; increase the total amount of stock which may be delivered under the 2017 Plan; extend the period during which awards may be granted; or make an amendment to an award intended to be exempt from Code Section 162(m) that would adversely affect such award’s continued eligibility.

Recoupment of Awards

All awards granted under the 2017 Plan are subject to any compensation, clawback and recoupment policies as in effect from time to time.

Term

The 2017 Plan becomes effective when approved by the stockholders.  The 2017 Plan does not have a termination date, but no incentive stock option may be issued on or after the tenth anniversary of the effective date of the 2017 Plan.

Federal Income Tax Consequences of the 2017 Plan

The following summary sets forth the general tax treatment of awards granted under the 2017 Plan expected for U.S. citizens under current U.S. federal income tax laws.  The below does not include a summary of any state, local or foreign laws for which a participant may be subject to. Differences in participants’ financial situations may cause tax consequences of participation in the 2017 Plan to vary.

With respect to nonqualified stock options, an option will not be subject to taxable income (and the Company will not be entitled to any related deduction) at the time the stock option is granted. The Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2017 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the participant elects to accelerate recognition as of the date of grant by filing an election pursuant to Section 83(b) of the Code); RSUs, stock-based performance awards, cash awards and otherwise other types of awards are generally subject to tax at the time of vesting. Compensation effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

In the case of employees, the ordinary income which results from awards under the 2017 Plan is subject to income, FICA and Medicare tax withholding by the Company.  The 2017 provides that participants may elect to have such withholding taken from shares otherwise issuable upon vesting or exercise of an award, up to the highest marginal tax rate that is expected to apply.  Tax withholding is not required for options or SARs exercised by non-employee directors or independent contractors.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” (i.e., the chief executive officer and the company’s three most highly compensated executive officers other than the chief executive officer and the chief financial officer) in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards under the 2017 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (i) the award is granted by a compensation committee composed solely of two or more “outside directors,” (ii) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (iii) the plan is approved by the stockholders, and (iv) under the terms of the award, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option or SAR is not less than the fair market value of the stock on the date of grant), and for awards other than options and SARs, established performance criteria that must be met before the award actually will vest or be paid. The Plan is designed to allow the issuance of awards intended to be exempt from the Code Section 162(m) deduction limit; however, full value awards granted under the Plan will only be treated as qualified performance-based compensation under Section 162(m) if the full value awards vest only upon achievement of defined performance criteria within the list of such criteria allowed under the 2017 Plan, and the procedures associated with them comply with all other requirements of Section 162(m). There can be no assurance that compensation attributable to awards granted under the Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be deductible by the Company.

In the event of acceleration of vesting or payment of an award following a change of control, as defined in Section 280G of the Code, a portion of an award may not be deductible and may subject the participant to a 20% excise tax, if the value of that acceleration of such vesting and payment together with other “parachute payments”, equals or exceeds three times the five year average compensation of the participant. In the event this tax would apply to a participant, the award will be reduced to a level that does not trigger the tax if reduction of the award would result in the award participant receiving more value than if the award were paid in full and the additional tax paid.

Awards under the 2017 Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code.  If the requirements of Section 409A are not complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% income tax and, potentially, interest and penalties.  We have sought to structure the 2017 Plan, and we expect to seek to structure awards under the 2017 Plan, to comply with Section 409A and Treasury regulations and other interpretive guidance issued pursuant to Section 409A.  To the extent that we determine that any award granted under the 2017 Plan is subject to Section 409A, the award agreement evidencing such award will generally incorporate the terms and conditions required by Section 409A.

Registration with the SEC

If our stockholders approve the 2017 Plan, we will file with the SEC a Registration Statement on Form S-8, as soon as reasonably practical after the approval, to register the shares available for issuance under the 2017 Plan.

New Plan Benefits

The Compensation Committee, in its discretion, will select the participants who receive awards and the size and types of those awards under the 2017 Plan, if the plan is approved by our stockholders. Therefore, the awards that will be made to particular individuals or groups of individuals in the future under the 2017 Plan are not currently determinable at this time. Please refer to the Summary Compensation Table and the Grants of Plan Based Awards Table on pages 34 and 35 of this proxy statement, respectively, which set forth certain information regarding awards granted to our named executive officers during 2016 under the 2013 Plan.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2017 STOCK AND INCENTIVE COMPENSATION PLAN.

PROPOSAL 3

RATIFICATION OF INDEPENDENT AUDITOR

Pursuant to prior authorization of the Company’s Board, the Audit Committee has appointed the firm of Ernst & Young LLP to serve as the independent registered public accounting firm to audit the financial statements of the Company as of and for the fiscal year ended December 29, 2017 and the effectiveness of the Company’s internal control over financial reporting at December 29, 2017. Accordingly, a resolution will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP. If the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider such appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDED DECEMBER 29, 2017.

PROPOSAL 4

ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Securities Exchange Act of 1934 entitle our stockholders to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to the SEC’s rules. In accordance with the desire of a majority of the stockholders as demonstrated in an advisory vote at the Company’s 2011 annual meeting and as recommended by the Board of Directors in Proposal 5 herein, we expect to hold the advisory vote on the compensation of our Named Executive Officers on an annual basis.

As described in detail in this proxy statement under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to (1) motivate and retain executive officers, (2) reward the achievement of short-term and long-term performance goals, (3) establish an appropriate relationship between executive pay and short-term and long-term performance and (4) align executive officers’ interests with those of the Company’s stockholders. Under these programs, our executive officers are rewarded for the achievement of specific financial operating goals established by the Compensation Committee and the realization of increased stockholder value. Please read the referenced sections for additional details about our executive compensation programs, including information about the fiscal year 2016 compensation of our Named Executive Officers.

The Compensation Committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our

Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES, AND THE RELATED DISCLOSURES CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to the advisory approval of our executive compensation program, we are also holding a non-binding advisory vote by stockholders on the frequency with which stockholders would have an opportunity to hold an advisory vote on our executive compensation program. We have included this proposal among the items to be considered at the Annual Meeting pursuant to the requirements of Section 14A of the Securities Exchange Act of 1934. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our stockholders select a frequency of one year.

After careful consideration and review of the vote by our stockholders on the same issue in 2011, together with prior communications with our stockholders, the Board recommends that the stockholders select every year as the frequency with which we conduct an advisory vote on executive compensation.  The Board values the input of our stockholders on executive compensation matters.  The Board believes that an annual advisory vote allows our stockholders the opportunity to provide direct and timely input on the Company’s executive compensation philosophy, policies and practices that more accurately reflect the stockholders’ then-current sentiment on the performance of the Company and its Named Executive Officers.  Therefore, the Board believes it is in the best interest of the stockholders to have an annual vote on executive compensation.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency of the advisory note on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A ONE-YEAR FREQUENCY FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

STOCK OWNERSHIP INFORMATION

The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company’s Common Stock of (i) each of the Named Executive Officers, as defined herein, (ii) each director or nominee for director of the Company, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. The Company has no shares of Preferred Stock outstanding.

Shares of Common Stock Beneficially Owned (1)
	Amount and Nature of		Percent of
Directors and Executive Officers	Beneficial Ownership		Class
William B. Yarmuth	665,925	(2)	4.8%
C. Steven Guenthner	236,728	(3)	1.7%
Steven B. Bing	14,474		*
Donald G. McClinton	54,953	(4)	*
Tyree G. Wilburn	31,911	(4)	*
Jonathan D. Goldberg	63,703	(5)	*
W. Earl Reed, III	146,813	(6)	1.1%
Henry M. Altman, Jr.	32,936	(4)	*
Patrick T. Lyles	127,426	(7)	*
Daniel J. Schwartz	38,962	(8)	*
Rajneesh Kaushal	27,355	(9)	*
Directors and Executive Officers as a Group (13 persons)	1,559,632	(10)	13.1%

	Amount and Nature of		Percent of
5% Beneficial Owners	Beneficial Ownership		Class
FMR, LLC	1,555,979	(11)	15.0%
Blackrock, Inc.	1,040,733	(12)	10.0%
Dimensional Fund Advisors LP	872,626	(13)	8.4%

*Represents less than 1% of class.

(1)

Based upon information furnished to the Company by the named persons, information contained in filings with the SEC, and on the 13,880,299 shares of common stock issued and outstanding as of the Record Date. Under SEC rules, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days (including stock options), and such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. Unless otherwise indicated, the named person has the sole voting and investment power with respect to the number of shares of Common Stock set forth opposite such person’s name. Note that amounts included for Directors and Named Executive Officers includes restricted shares which remain unvested as outlined in “Outstanding Equity Awards at Fiscal Year End” for Named Executive Officers and the “Director Compensation Table” for Directors.

(2)

Includes 5,924 shares as to which Mr. Yarmuth shares voting and investment power pursuant to a family trust and 123,400 shares subject to currently exercisable options. Also includes 14,848 shares owned by a 501(c)(3) charitable foundation and 51,205 shares held by spouse.

(3)	Includes 56,850 shares subject to currently exercisable options.
(4)	Includes 3,000 shares subject to currently exercisable options.

(5)

Includes 3,000 shares subject to currently exercisable options, and includes 2,000 shares held by spouse’s self-directed 401(k) plan over which Mr. Goldberg disclaims any beneficial interest. 39,551 shares of common stock have been pledged as loan security.

(6)	Includes 3,000 shares subject to currently exercisable options and 30,435 shares in a revocable trust as to which Mr. Reed disclaims beneficial ownership.
(7)	Includes 29,925 shares subject to currently exercisable options and 11,000 shares in a 401(k) account.
(8)	Includes 15,300 shares subject to exercisable options and 350 shares held by spouse over which Mr. Schwartz disclaims beneficial ownership.
(9)	Includes 14,075 shares subject to currently exercisable options.
(10)

Includes currently exercisable options held by all directors and executive officers as a group to purchase 267,050 shares of Common Stock, including 160,574 restricted shares subject to vesting requirements as outlined further in “Outstanding Equity Awards at Fiscal Year-End” for Named Executive Officers and the “Director Compensation Table” for Directors.

(11)

The information concerning FMR, LLC (“FMR”) et al. is based solely upon a Schedule 13G filed with the SEC on February 14, 2017, by FMR and Abigail P. Johnson (“Abigail Johnson”), reporting beneficial ownership of the Company’s stock as of December 31, 2016, on behalf of FMR’s direct and indirect subsidiaries including the Fidelity Low-Priced Stock Fund. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210. In this filing, FMR reported sole voting power with respect to 457,948 of such shares and sole dispositive with respect to all 1,555,979 of such shares, Abigail Johnson reported sole dispositive power with respect to all 1,555,979 of such shares, and the Fidelity Low-Priced Stock Fund reported sole voting power with respect to 803,900 shares. Abigail Johnson is an affiliate of FMR.

(12)

The information concerning BlackRock, Inc. ("BlackRock") et al. is based solely upon a Schedule 13G filed with the SEC on January 9, 2017, with respect to beneficial ownership of 1,040,733 shares as of December 31, 2016. The address of BlackRock is 55 East 52nd Street, New York, NY 10055. BlackRock reported beneficial ownership of the shares as the parent holding company of the following subsidiaries: BlackRock Advisors LLC, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock (Netherlands) B.V., BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. For these purposes, BlackRock reported sole voting power with respect to 1,026,284 shares and sole dispositive power with respect to 1,040,733 shares. The Schedule 13G states that BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of common stock.

(13)

The information concerning Dimensional Fund Advisors LP (“Dimensional”) is based solely upon a Schedule 13G filed with the SEC on February 9, 2017, with respect to beneficial ownership as of December 31, 2016. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, TX  78746. Dimensional reported sole voting with respect to 838,838 shares and sole dispositive power with respect to 872,626 shares which are held by investment companies and other accounts for which Dimensional provides investment management services.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s Named Executive Officers, as defined herein.

Name	Age	Position or Office
William B. Yarmuth	64	Chairman of the Board and Chief Executive Officer
C. Steven Guenthner	56	President and Principal Financial Officer
Patrick T. Lyles	55	Senior Vice President – Administration
Daniel J. Schwartz	50	Senior Vice President – Chief Operating Officer
Rajneesh Kaushal	56	Senior Vice President – Chief Clinical Officer

Executive officers of the Company are elected by the Board of Directors for one year and serve at the pleasure of the Board of Directors with the exception of William B. Yarmuth who has an employment agreement with the Company. There are no family relationships between any director or executive officer.

William B. Yarmuth. Mr. Yarmuth has been a director and officer of the Company since 1991. Mr. Yarmuth became Chairman and Chief Executive Officer in 1992; he also served as President until the appointment of Steve Guenthner as President in 2012. Mr. Yarmuth has served as a member of the board of directors of Industrial Services of America, Inc. since June 2014.

C. Steven Guenthner. Mr. Guenthner has been President and Principal Financial Officer since June of 2012. Mr. Guenthner served as Senior Vice President and Chief Financial Officer of the Company for twenty years. From 1983 through 1992, Mr. Guenthner was employed as a C.P.A. with Arthur Andersen LLP.

Patrick T. Lyles. Mr. Lyles joined the Company as Senior Vice President Planning and Development in 1997 and now serves as Senior Vice President - Administration. Before joining the Company, Mr. Lyles was Vice President Development for the Kentucky Division of Columbia/HCA, a position he had held since 1993. Mr. Lyles’ experience also includes 8 years with Humana Inc. in various financial and hospital management positions.

Daniel J. Schwartz. Mr. Schwartz joined the Company as Senior Vice President - Operations in April 2013 and now also serves as Chief Operating Officer. Mr. Schwartz’s healthcare operations management experience includes previously serving as Chief Operating Officer of Addus Healthcare, Inc. from January 2011 until November 2012; owner of New Paradigm Senior Services, LLC from April 2010 until January 2011; and Senior Vice President – North American Operations for Sunrise Senior Living, Inc. from 2006 until April 2010. Mr. Schwartz served Sunrise Senior Living, Inc. a total of 15 years. Mr. Schwartz also served as chief operating officer of New Perspective Senior Living from November 2012 until joining the Company.

Rajneesh Kaushal. Rajneesh Kaushal joined the Company as Senior Vice President in October 2011 and now also serves as Chief Clinical Officer. In 2006 Mr. Kaushal joined Guardian Home Care Holdings as Executive Vice President and Chief Clinical Officer. Mr. Kaushal served in the same capacity for AccentCare, a national home health care company, which merged with Guardian Home Care Holdings in December 2010 until he joined the Company. Mr. Kaushal’s experience also includes hospital and post-acute care geriatrics.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Company’s executive compensation program is designed to (1) motivate and retain executive officers, (2) reward the achievement of short-term and long-term performance goals, (3) establish an appropriate relationship between executive pay and short-term and long-term performance and (4) align executive officers’ interests with those of the Company’s stockholders. The primary elements of the Company’s compensation program are base salary, annual cash incentive awards and equity-based compensation. The Company believes that each element supports one or more of the objectives of the Company’s compensation program and provides sufficient flexibility to the Compensation Committee (the “Committee”) to structure future awards to address new issues and challenges facing the Company. The Company’s executive compensation program is designed to target total direct compensation for the Named Executive Officers (as defined herein) to approximate the 50th percentile of the healthcare industry, depending upon the individual performance of the Named Executive Officer, the officer’s level of responsibility, and the performance of the Company.

2016 Say on Pay Voting Results

At the 2016 Annual Meeting of Stockholders, more than 95% of the stockholder votes cast voted to approve the Company’s 2015 executive compensation program for NEOs. We believe that this vote reflected our stockholders’ strong support of the compensation decisions made by the Committee for our Named Executive Officers. The Compensation Committee considered these results and, continuing with past practice, made decisions consistent with our compensation philosophy and objectives over the past twelve months. These actions recognized the Company’s performance, and continued to align executive pay with Company performance results.

Performance Measures

The primary elements of the Company’s executive compensation program are designed to promote the achievement of financial operating goals established by the Board and to increase stockholder value. The Company uses a cash incentive plan providing annual short-term incentives for achievement of goals. These plans provide the Named Executive Officers with the opportunity to earn cash awards for achieving financial operating goals primarily related to targeted levels of earnings per share. The Company believes that this measure is generally used by investors to value the Company’s Common Stock.

The equity-based component of the Company’s executive compensation program is designed to incentivize the Named Executive Officers to increase the value of the Company’s Common Stock. As such, equity-based compensation directly links the total direct compensation of the Named Executive Officers to stock price appreciation and increases in stockholder value.

The Executive Compensation Process

The Committee is comprised of six directors, each of whom is independent as defined under the NASDAQ Global Select Market listing standards and qualifies as an outside director within the meaning of Section 162(m) of the Code and a non-employee director within the meaning of Rule 16b‑3 under the Exchange Act. The Committee meets periodically to review and oversee the Company’s executive compensation program. In 2016 the Committee made all compensation decisions regarding the Named

Executive Officers. On an annual basis, the Committee reviews base salaries and incentive compensation targets for the Named Executive Officers for the upcoming fiscal year. The Committee also determines whether performance targets under the cash incentive plans were achieved for the prior fiscal year. The Committee seeks Mr. Yarmuth’s input with respect to executive compensation, but Mr. Yarmuth is not present during voting or deliberations on his compensation.

The Committee has sole authority to select, retain and terminate any consultants or advisors used to provide independent advice to the Committee. The Committee generally conducts a full market study of compensation practices and makes compensation strategy decisions on a bi-annual basis. In late 2015 with respect to 2016 compensation, the Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”), a national provider of compensation consulting services, to assist the Committee in a comprehensive evaluation of the Company’s executive compensation program. The Committee instructed FW Cook to assist the Committee by reviewing the Company’s executive compensation strategy and providing compensation benchmarks to the Committee for each Named Executive Officer, including comparisons of base salary, cash incentives and equity-based compensation. FW Cook also provided the Committee with other relevant market data and alternatives to consider when making compensation decisions for the Named Executive Officers.

The Committee considers grants of equity-based awards on an annual basis in conjunction with its review and approval of annual salaries, short-term cash incentives and financial operating goals. The Committee may grant equity-based awards periodically, particularly in connection with promotions, exceptional performance or changes in a Named Executive Officer’s level of responsibility. In 2016, the Committee made annual grants to the Named Executive Officers in March in accordance with past practice following the public announcement of the prior year’s operating results.

The Compensation Committee examines published compensation survey data as well as competitive peer group data, compiled by FW Cook, as one of many factors to assist in evaluating each element of compensation for the Named Executive Officers. The Company used the following public companies as a healthcare industry peer group compiled by FW Cook so that market conditions could also be appropriately considered: Addus Homecare Corp., Alliance Healthcare Services Inc., Amedisys, Inc., BioScrip, Inc., Chemed Corp., Civitas Solutions, Diversicare Healthcare Services, Inc., Healthways, Inc., LHC Group Inc., The Ensign Group, Inc., and US Physical Therapy, Inc. This peer group was selected based on organizations of similar size within the healthcare industry and may be periodically reviewed and updated by the Committee based upon recommendations from compensation consultants. The Committee believes these peer companies have competed for executives with similar talents and expertise to those of the Named Executive Officers.

Components of Executive Compensation

The Company’s executive compensation program uses the following elements to structure the total direct compensation for the Named Executive Officers:

•	base salary;
•	annual cash incentives; and
•	equity-based incentive compensation.

The Committee does not have a pre-established policy for the allocation between fixed compensation, such as base salary, and variable or “at risk” compensation, such as short-term cash incentives and equity. However, the Committee places a significant portion of total direct compensation for the Named Executive Officers at risk. At risk compensation under the Company’s cash incentive plans incentivizes the Named

Executive Officers to reach or exceed desired financial operating goals. Moreover, at risk compensation under the Company’s equity incentive plans incentivizes the Named Executive Officers since the full benefit of equity-based compensation cannot be realized unless the Named Executive Officers are able to grow the value of the Common Stock over several years.

Base Salary

Base salaries are provided to the Named Executive Officers to compensate them for their services performed during the year. As part of its 2016 analysis, the Committee considered salary comparisons prepared by FW Cook to determine if base salaries for the Named Executive Officers were competitive with similarly situated executives in the peer group and the healthcare industry generally. The Committee determined that base salaries for Messrs. Yarmuth, Guenthner and Kaushal were appropriate at their current levels of $677,000, $446,000 and $300,000, respectively, and thus no changes were made for 2016. For 2016, based on input from Mr. Yarmuth and to better align total direct compensation with the 50th percentile of the healthcare industry, the Committee increased Mr. Schwartz from $360,000 to $450,000 and Mr. Lyles’s from $325,000 to $340,000 for 2016.

While certain aspects of performance of the Named Executive Officers can be measured in financial operating metrics, the Committee and Mr. Yarmuth also evaluate the Named Executive Officers in other performance areas that are more subjective. These areas include the success of the Named Executive Officer in developing and executing the Company’s strategic objectives, capitalizing on growth opportunities, addressing significant challenges affecting the Company, developing key employees and exercising leadership.

Cash Incentives

Under the Company’s executive compensation program, a significant portion of total cash compensation for the Named Executive Officers is subject to the attainment of measurable financial operating goals. This approach creates a direct incentive for the Named Executive Officers to achieve pre-established performance objectives and places a significant percentage of each Named Executive Officer’s total direct compensation at risk.

The Company maintains an annual cash incentive plan under which the Committee establishes annual financial operating goals for the Company’s key employees, including the Named Executive Officers. Each Named Executive Officer has a target cash incentive percentage of base salary, based on their respective levels of management responsibility and recommendations of FW Cook. For 2016, the target cash incentive amounts as a percentage of base salary were as follows:

Target Cash Incentive
Name	(as % of salary)
William B. Yarmuth	90%
C. Steven Guenthner	80%
Daniel J. Schwartz	60%
Patrick T. Lyles	60%
Rajneesh Kaushal	50%

For 2016, the financial goal for purposes of determining the cash incentive award was based on Adjusted Earnings per Share (EPS). The Committee determined the following Adjusted EPS performance scale, along with the range of cash incentive award payouts based on achieving the performance goals.

	Threshold	Target	Maximum	Actual
Adjusted EPS Performance	$2.35	$2.65	$2.86	$2.38
Payout	50%	100%	150%	0%

If the targeted level of Adjusted EPS of $2.65 were achieved, the Committee would award a target bonus amount to Messrs. Yarmuth, Guenthner, Lyles, Schwartz and Kaushal based on the targeted percentage of their base salary as referenced above. In establishing that no amounts of the cash incentive plan awards should actually be awarded for 2016, the Committee noted that Adjusted EPS Performance is after provision for the cash incentives. Recording the threshold level of cash incentives would cause the threshold Adjusted EPS Performance not to be met thus the Committee determined that no cash incentives should be awarded.

For additional information, refer to Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Non-GAAP Financial Measures, Adjusted Earnings in our annual report on Form 10‑K for the fiscal year ended December 30, 2016.

The awards under these cash incentive plans are formulaic, based upon the achievement of financial operating goals established by the Committee. Nevertheless, the Committee retains the discretion to decrease cash incentive awards for unforeseen events or circumstances, including restatements to the Company’s financial statements.

Equity-Based Compensation

Since 2007, the Committee has granted equity-based awards for each year and plans to continue to use equity-based compensation as a key component of its overall executive compensation strategy. Such awards provide a direct and long-term link between the results achieved for the Company’s stockholders and the total direct compensation provided to the Named Executive Officers. Stock-based compensation is designed to retain the Named Executive Officers through time-based vesting conditions and to motivate them to enhance the value of the Common Stock by aligning the financial interests of the Named Executive Officers with those of the Company’s stockholders. Equity-based compensation also provides an effective incentive for management to create stockholder value over several years since the full benefit of this element of compensation is primarily realized as a result of the appreciation in the price of the Common Stock. Since 2015, the Committee has tied a portion of equity awards to performance targets.

The Company does not currently have a security ownership policy for its Named Executive Officers. However, Mr. Yarmuth has a beneficial ownership interest in approximately 5% of our common stock while Mr. Guenthner has a beneficial ownership interest in approximately 2% of our common stock. The Committee has adopted a requirement that each non-employee director hold common stock equal to the product of three times the annual Board cash retainer payable to a non-employee director. The Committee generally does not take into consideration equity awards granted in previous years when evaluating awards for the current year.

The Committee does not grant options with an exercise price that is less than the closing price of the Common Stock on the NASDAQ Global Select Market on the grant date (fair market value) and it does not grant stock options that are priced on a date other than the grant date.

The amount of equity awarded to the Named Executive Officers is based upon a number of factors. First, the Committee considers an overall assessment of the Company’s performance and the equity granting practices of other companies in the healthcare industry and its peer group. In addition, the Committee considered information prepared by FW Cook with respect to the equity awards and considers the relative costs. In making equity awards in 2016 (“2016 Equity Awards”), the Committee determined a “target award value” for each Named Executive Officer by multiplying a market based percentage for equity compensation times the executive’s annual base salary. The number of options and restricted shares was then rounded to the nearest hundred share number. (The 2016 Equity Awards were based on the following percentage targets of base salary:  Mr. Yarmuth - 175%; Mr. Guenthner - 145%; Mr. Lyles – 80%; Mr. Schwartz – 70%; and Mr. Kaushal - 50%, as adjusted by the Committee.)  The Committee then considered the overall performance of the Named Executive Officers and their actual and potential contribution to the Company’s growth and long-term performance in determining individual awards. The Chief Executive Officer also provided an assessment of the overall level of performance for the other Named Executive Officers. The assessment of actual and potential contribution is based upon the Committee’s subjective evaluation of each Named Executive Officer. Based on these assessments, the Committee determined the actual award for each of the Named Executive Officers.

In 2015 following discussion with FW Cook and consistent with the evolving compensation practices shifting more long-term incentives towards performance-based awards, the Committee assigned a portion of the equity awards to performance-based awards. The 2015 LTI grant targeted approximately 40% of the value of the equity award as stock options, 50% granted as restricted stock, and 10% for performance shares. The 2015 performance target was not achieved and the performance shares were forfeited.

In 2016, the Committee increased the allocation to performance-based shares and changed the mix to target approximately 1/3rd of the value of the equity awards as stock options, 1/3rd granted as restricted stock, and 1/3rd granted as performance shares tied to achievement of a three year company-level performance goal. If an employee provides three years of service from the grant date and the established performance goal is achieved as of the Company’s 2018 fiscal year end, the employee vests in the performance award. Otherwise, the shares are forfeited to the Company.

The Committee believed that this percentage composition would guard against the loss of the incentive value of options if the reimbursement environment turned particularly negative in the long-term, thus resulting in underwater options. Similarly, in a particularly negative environment, the Committee believed that time vesting restricted stock would have an enhanced retention value to maintain the continuity of the Company’s management team as it responds to reimbursement changes. The Committee also believed these performance shares combine performance and retention in the same award.

For valuation purposes, the Committee valued the option shares based on the Monte Carlo option valuation model; the restricted shares, performance or time-vesting, were valued at the fair market value as reflected on the NASDAQ Global Select Market. Options awarded in 2016 vest in four equal annual installments beginning on the first anniversary of the date of grant while restricted shares (and performance shares, if not forfeited) vest in full on the third anniversary of the date of grant.

2017 Discretionary Incentive

On the first day of the Company’s 2017 fiscal year end, the Company acquired an 80% controlling interest in the entity holding the home health and hospice assets of Community Health Systems, Inc. (referred to herein as “CHS Home Health”). With the completion of this transaction, the Company now operates 340 branches across 26 states. The purchase price of $128.0 million was funded through borrowings on the Company’s newly expanded $350.0 million revolving credit facility. Further on January 25, 2017, the

Company sold 3,450,000 shares of common stock at $44.50 per share, under the shelf registration statement for gross proceeds of approximately $153.5 million.  Net proceeds were approximately $144.3 million, after deducting the estimated underwriting discounts and commissions and our offering expenses. These proceeds were used to repay obligations under the revolving credit facility, of which approximately $128.9 million was drawn on December 30, 2016 to finance the CHS Home Health acquisition. As a result, credit available under the revolving credit facility increased to approximately $204.1 million from $78.6 million at December 30, 2016.

In recognition of their specific roles in completion of the CHS Home Health acquisition, the subsequent successful equity raise and the resulting available capital expansion in early 2017, the Committee awarded discretionary bonus payments to certain members of the executive management team. In determining the amounts paid to the individual members of the executive management team, the Committee considered, in addition to other factors, the recommendations of Mr. Yarmuth, and the contributory efforts and overall compensation levels of each individual relative to the others and relative to market levels of total compensation. The Committee, using its sole discretion, awarded the following discretionary bonus payments: $400,000 for Mr. Yarmuth, $375,000 for Mr. Guenthner, and $175,000 for Mr. Lyles.

Risk Management and Compensation

The Compensation Committee believes that the Company’s compensation policies and practices are an integral part of the Board’s risk management. The Committee considers various features of our compensation policies and practices that discourage excessive or unnecessary risk taking, including but not limited to the following:

•	Appropriate pay philosophy, peer group and other market comparability data and market positioning to align with and support business objectives;
•	Effective balance in:
o	Cash and equity pay mix, including the use of restricted stock and stock options, used to focus employees on mitigating downside risk while generating long-term gains;
o	Short- and longer-term performance focus, including caps on annual cash incentive awards; and,
o	Management and Board discretion to manage pay appropriately; and,
•	Compensation Committee oversight of our compensation policies and practices.

The Committee believes that the Company’s executive compensation program does not encourage inappropriate risk-taking and the level of risk associated with the Company’s compensation programs is not reasonably likely to have a material adverse effect on the Company.

Section 401(k) Plan and Other Benefits

The Company maintains a Section 401(k) plan (the “401(k) Plan”) that is a tax-qualified defined contribution retirement savings plan under which all eligible employees may contribute up to the limit prescribed by the IRS, on a pre-tax basis. The Named Executive Officers are eligible to contribute on a pre-tax basis at a discretionary level, which varies annually based upon results of the Plan’s prior year non-discrimination testing. After one year of service, the Company matches 25% of the first 5% of pay that a participant contributes to the 401(k) Plan and may also provide additional profit sharing contributions based upon the Company’s achievement of financial goals established by the Committee. All employee contributions to the 401(k) Plan are fully vested upon contribution and the Company’s matching contribution vests in full immediately once the employee has three years of service. Contributions to the 401(k) Plan by the Named Executive Officers are usually limited by IRS rules. The Company pays the premiums on term life insurance for executive officers that provide a benefit of $300,000. The Company also pays health insurance premiums for its executive officers in a high deductible health plan that is available to all salaried employees.

Employment and Other Agreements

The Company has a year-to-year employment agreement with William B. Yarmuth, its Chairman of the Board and Chief Executive Officer. The parties entered into the agreement effective January 1, 1996. The agreement includes a covenant not to compete for a period of two years following Mr. Yarmuth’s termination as an employee of the Company. With respect to Mr. Yarmuth’s employment agreement, he and the Company entered into an amendment to ensure that the Employment Agreement complies with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the final Treasury Regulations promulgated thereunder. As described elsewhere herein, the agreement also provides for payments to be made to Mr. Yarmuth under certain circumstances upon his termination of employment.

In connection with the hiring of Mr. Kaushal in 2011, the Company agreed to pay him 26 weeks of base salary if he is terminated without cause.

In connection with the hiring of Mr. Schwartz in 2013, the Company agreed to pay him 52 weeks of base salary plus a short term incentive target calculated based on the same percentage earned as he earned in his immediately preceding year of employment if he is terminated without cause (excluding by reason of disability, death or voluntary resignation). The Company also agreed to provide health insurance continuation under COBRA and pay the full COBRA premium for one year following termination.

The Company has no other employment agreements with the Named Executive Officers.

Executive Compensation Tax Deductibility

Section 162(m) of the Code generally provides that the compensation paid by publicly held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of $1,000,000 per executive will be deductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by stockholders of the Company. Although the Company currently attempts to structure all incentive compensation to be deductible for federal income tax purposes, the Company’s primary policy is to maximize the effectiveness of the Company’s executive compensation program. In that regard, the Committee intends to remain flexible to take actions which are deemed to be in the best interests of the Company and its stockholders. Such actions have not always qualified for tax deductibility under the Code and may not in the future.

The Company accounts for equity-based incentive compensation in accordance with the requirements of ASC Topic 718, Compensation - Stock Compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board is composed entirely of independent directors satisfying the requirements of the NASDAQ Global Select Market listing standards. The Committee is composed of Messrs. Jonathan D. Goldberg (Chair), Henry M Altman, Jr., Steven B. Bing, Donald G. McClinton, W. Earl Reed, III, and Tyree G. Wilburn. The Compensation Committee is responsible for establishing and administering the policies and programs that govern both annual cash compensation and stock-based incentive compensation plans for the executive officers of the Company.

The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section with management. Based upon the foregoing review and discussion with management, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" section be included in this proxy statement.

All members of the Compensation Committee of the Company listed below submit the foregoing report.

COMPENSATION COMMITTEE:	Jonathan D. Goldberg, Chair
Henry M. Altman, Jr.
Steven B. Bing
Donald G. McClinton
W. Earl Reed, III
Tyree G. Wilburn

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth certain information regarding the compensation earned for the time periods presented by:  (1) the Chief Executive Officer, (2) the President and Principal Financial Officer, and (3) each of the three other most highly compensated executive officers of the Company during 2016 who were serving at January 1, 2017 (collectively, the "Named Executive Officers").

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name & Principal			Bonus	Awards ($)	Awards	Compensation	Compensation
Position	Year	Salary ($)	($)	(1)	($) (1)	($)	($) (2)	Total ($)
William B. Yarmuth	2016	677,000	—	1,156,563	431,424	—	7,367	2,703,778
Chairman of the Board	2015	677,000	350,000	462,272	322,740	—	6,708	1,818,720
& CEO	2014	677,000	—	305,928	309,204	1,117,050	6,552	2,415,734

C. Steven Guenthner	2016	446,000	—	659,349	245,952	—	10,441	1,361,742
President, PFO &	2015	446,000	250,000	268,416	187,450	—	9,360	1,161,226
Secretary/Treasurer	2014	446,000	—	174,816	176,688	535,200	9,204	1,341,908

Daniel J. Schwartz	2016	450,000	—	306,255	87,894	—	10,766	854,915
Senior Vice President &	2015	360,000	150,000	111,840	64,827	—	9,360	696,027
Chief Operating Officer	2014	350,000	—	65,556	54,432	315,000	9,204	794,192

Patrick T. Lyles	2016	340,000	—	266,622	98,784	—	16,243	721,649
Senior Vice President	2015	325,000	125,000	130,480	91,280	—	14,888	686,648
Administration	2014	325,000	—	82,552	82,209	277,875	13,210	780,846

Rajneesh Kaushal	2016	300,000	—	147,723	41,634	—	14,311	503,668
Senior Vice President &	2015	300,000	50,000	78,288	44,982	—	13,803	487,073
Chief Clinical Officer	2014	280,000	—	50,988	41,328	210,000	12,724	595,040

(1)

Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of such awards in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation.”  Stock awards are valued at the closing stock price on the date of grant. The Company uses the Monte Carlo valuation model to value option awards. The assumptions used in the valuation of option awards disclosed herein and in the Grants of Plan-Based Awards Table, are described in Note 7 to the Consolidated Financial Statements in our annual report on Form 10‑K for the fiscal year ended December 30, 2016.

(2)

All Other Compensation for 2016 reflects premiums related to health, dental, life and accidental death and dismemberment insurance benefit elections, as applicable. In addition, the amounts in Mr. Lyles’, Mr. Schwartz’s and Mr. Kaushal’s All Other Compensation for 2016 include matching contributions made under the Company’s 401(k) plan.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about equity and non-equity awards granted to the Named Executive Officers in 2016. Options and restricted stock were granted pursuant to the Company’s 2013 Stock and Incentive Compensation Plan. Options vest ratably over 4 years and will be fully vested on March 1, 2019. Restricted stock vests on the third anniversary of the grant date.

								All
								Other
								Stock	All Other
								Awards:	Option		Grant Date
								Number	Awards:	Exercise	Fair Value
								Of	Number of	Or Base	Of
		Estimated future payouts under			Estimated future payouts under			Shares	Securities	Price of	Stock and
		non-equity incentive plan awards (1)			equity incentive plan awards (2)			Of Stock	Underlying	Awards	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Or Units	Options	Awards	Awrds
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	(S/Sh)	($) (3)
William B. Yarmuth	3/4/2016	305,000	610,000	915,000	5,350	10,700	21,400	10,700	21,400	36.03	1,587,987
C. Steven Guenthner	3/4/2016	186,000	372,000	558,000	3,050	6,100	12,200	6,100	12,200	36.03	905,301
Daniel J. Schwartz	3/4/2016	135,000	270,000	405,000	1,425	2,850	5,700	2,800	5,700	36.03	394,149
Patrick T. Lyles	3/4/2016	102,000	204,000	306,000	1,225	2,450	4,900	25,800	4,900	36.03	365,406
Rajneesh Kaushal	3/4/2016	75,000	150,000	225,000	675	1,350	2,700	1,400	2,700	36.03	189,357

(1)	Amounts reflect the possible payouts for 2016 performance under the Company’s annual cash incentive plan as described in the “Compensation Discussion and Analysis.”
(2)	Amounts reflect the possible share payouts for achieving a three-year performance target under the Company’s equity incentive plan as described in the “Compensation Discussion and Analysis.”
(3)	The grant date fair value of each of the option and restricted stock awards is set forth in the Summary Compensation Table for each named executive officer.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the outstanding equity awards as of December 30, 2016, for the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
									Equity
									Incentive Plan
								Equity	Awards:
								Incentive Plan	Market or
								Awards:	Payout Value
							Market	Number of	of
	Number of		Number of			Number of	Value of	Unearned	Unearned
	Securities		Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying		Underlying			Units of	Units of	or Other	or Other
	Unexercised		Unexercised	Option	Option	Stock That	Stock That	Rights	Rights
	Options (#)		Options (#)	Exercise	Expiration	Have Not	Have Not	that have Not	that have Not
Name	Exercisable		Unexercisable	Price ($)	Date	Vested (#)	Vested ($) (13)	Vested (#)	Vested ($)
William B. Yarmuth	30,000	(1)	—	19.40	2/11/2017	—	—	—	—
	20,000	(2)	—	22.18	3/6/2018	—	—	—	—
	10,400	(3)	—	33.27	2/8/2019	—	—	—	—
	9,000	(4)	—	40.13	12/13/2019	—	—	—	—
	13,000	(5)	—	36.69	3/10/2021	—	—	—	—
	18,600	(6)	—	24.16	2/26/2022	—	—	—	—
	17,700	(7)	5,900	20.89	2/28/2023	—	—	—	—
	12,600	(9)	12,600	24.28	3/16/2024	12,600	555,660	—	—
	6,300	(10)	13,500	37.28	3/1/2025	12,400	546,840	—	—
	—	(11)	21,400	36.03	3/3/2026	10,700	471,870	—	—
	—	(12)	—	—	—	—	—	5,350	235,935
C. Steven Guenthner	15,000	(1)	—	19.40	2/11/2017	—	—	—	—
	7,500	(2)	—	22.18	3/6/2018	—	—	—	—
	6,900	(3)	—	33.27	2/8/2019	—	—	—	—
	3,000	(4)	—	40.13	12/13/2019	—	—	—	—
	4,300	(5)	—	36.69	3/10/2021	—	—	—	—
	6,200	(6)	—	24.16	2/26/2022	—	—	—	—
	9,300	(7)	3,100	20.89	2/28/2023	—	—	—	—
	7,200	(9)	7,200	24.28	3/16/2024	7,200	317,520	—	—
	3,600	(10)	7,900	37.28	3/1/2025	7,200	317,520	—	—
	—	(11)	12,200	36.03	3/3/2026	6,100	269,010	—	—
	—	(12)	—	—	—	—	—	3,050	134,505
Daniel J. Schwartz	6,600	(8)	2,200	19.52	5/8/2023	—	—	—	—
	2,700	(9)	2,700	24.28	3/16/2024	2,700	119,070	—	—
	1,350	(10)	3,550	37.28	3/1/2025	3,000	132,300	—	—
	—	(11)	5,700	36.03	3/3/2026	2,800	123,480	—	—
	—	(12)	—	—	—	—	—	1,425	62,843
Patrick T. Lyles	3,700	(3)	—	33.27	2/8/2019	—	—	—	—
	2,100	(4)	—	40.13	12/13/2019	—	—	—	—
	3,100	(5)	—	36.69	3/10/2021	—	—	—	—
	5,400	(6)	—	24.16	2/26/2022	—	—	—	—
	5,850	(7)	1,950	20.89	2/28/2023	—	—	—	—
	3,350	(9)	3,350	24.28	3/16/2024	3,400	149,940	—	—
	1,675	(10)	3,925	37.28	3/1/2025	3,500	154,350	—	—
	—	(11)	4,900	36.03	3/3/2026	2,500	110,250	—	—
	—	(12)	—	—	—	—	—	1,225	54,023
Rajneesh Kaushal	4,100	(6)	—	24.16	2/26/2022	—	—	—	—
	3,900	(7)	1,300	20.89	2/28/2023	—	—	—	—
	2,050	(9)	2,050	24.28	3/16/2024	2,100	92,610	—	—
	1,025	(10)	2,375	37.28	3/1/2025	2,100	92,610	—	—
	—	(11)	2,700	36.03	3/3/2026	1,400	61,740	—	—
	—	(12)	—	—	—	—	—	675	29,768

(1)	Options granted pursuant to the Company’s Amended and Restated 2000 Stock Option Plan. Options vest ratably over 4 years and were fully vested on 2/10/2011.
(2)	Options were granted pursuant to the Company’s 2007 Stock and Incentive Compensation Plan. Options vest ratably over 4 years and were fully vested on 3/07/2012.
(3)	Options were granted pursuant to the Company’s 2007 Stock and Incentive Compensation Plan. Options vest ratably over 4 years and were fully vested on 2/8/2013.
(4)	Options were granted pursuant to the Company’s 2007 Stock and Incentive Compensation Plan. Options vest ratably over 4 years and were fully vested on 12/13/2013.
(5)	Options were granted pursuant to the Company’s 2007 Stock and Incentive Compensation Plan. Options vest ratably over 4 years and were fully vested on 3/10/2015.
(6)	Options were granted pursuant to the Company’s 2007 Stock and Incentive Compensation Plan. Options vest ratably over 4 years and were fully vested on 2/26/2016.
(7)

Options and restricted stock were granted pursuant to the Company’s 2007 Stock and Incentive Compensation Plan. Options vest ratably over 4 years and will be fully vested on 2/28/2017. Restricted stock vests on the third anniversary of the grant date.

(8)

Options and restricted stock were granted pursuant to the Company’s 2013 Stock and Incentive Compensation Plan. Options vest ratably over 4 years and will be fully vested on 5/9/2017. Restricted stock vests on the third anniversary of the grant date.

(9)

Options and restricted stock were granted pursuant to the Company’s 2013 Stock and Incentive Compensation Plan. Options vest ratably over 4 years and will be fully vested on 3/16/2018. Restricted stock vests on the third anniversary of the grant date.

(10)

Options and restricted stock were granted pursuant to the Company’s 2013 Stock and Incentive Compensation Plan. Options vest ratably over 4 years and will be fully vested on 3/1/2019. Restricted stock vests on the third anniversary of the grant date.

(11)

Options and restricted stock were granted pursuant to the Company’s 2013 Stock and Incentive Compensation Plan. Options vest ratably over 4 years and will be fully vested on 3/3/2020. Restricted stock vests on the third anniversary of the grant date.

(12)

Performance restricted stock was granted pursuant to the Company’s 2013 Stock and Incentive Compensation Plan.  Performance restricted stock vests on the third anniversary of the grant date and is tied to a three year company-level performance goal as of the Company’s 2018 fiscal year.  After 3/3/2019, any unvested shares will be forfeited to the Company.

(13)	Market value of shares or units of stock that have not vested are based on the stock price at December 30, 2016.

OPTIONS EXERCISED AND STOCK VESTED

The following table provides information on options exercised and stock vested during the fiscal year ended December 30, 2016 for the Named Executive Officers.

Options Exercised and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)
William B. Yarmuth	—	—	7,881	445,568
C. Steven Guenthner	—	—	3,972	234,112
Patrick T. Lyles	14,000	334,000	3,900	147,264
Daniel J. Schwartz	—	—	2,712	179,212
Rajneesh Kaushal	—	—	1,621	98,176

Potential Payments Under Termination or Change of Control of the Company

The Company has a year-to-year employment agreement with William B. Yarmuth, its Chairman of the Board and Chief Executive Officer. The agreement had an initial term of two years and provides that it will automatically be renewed for successive one-year terms. Either the Company or Mr. Yarmuth may terminate the agreement as of the last day of any renewal term by giving at least 60 days’ prior written notice of termination. In addition, the Company may, by decision of the Board of Directors, terminate the agreement at any time by written notice to Mr. Yarmuth. Mr. Yarmuth is entitled to certain payments upon termination of employment with the Company. If Mr. Yarmuth’s employment is terminated under either provision stated above, he would be entitled to a payment equal to two times the base salary earned by him during the preceding twelve months, payable within 30 days following termination. As of December 30, 2016, this amount would have been $1,354,000. If Mr. Yarmuth’s employment is terminated by reason of his death or disability, he would be entitled to an amount equal to the excess of (i) 200% of his base salary over (ii) the present value of the disability payments to be received by him under any disability insurance policy maintained and paid for by the Company, if any, during the first two years in which such payments are to be received. This amount is payable within 90 days following the date of his death or disability. The employment agreement provides that payments upon termination (including following a change of control as described below) will not be made until Mr. Yarmuth has terminated employment within the meaning of the Internal Revenue Code Section 409A, and that to the extent payments are not exempt from 409A and are triggered by termination, payments will be delayed for six months following termination as required by Code Section 409A.

Following a "change of control," as defined in the employment agreement, if Mr. Yarmuth’s employment with the Company is terminated for any reason (including cause, as defined) other than death or disability, he would be entitled to 290% of the base salary and bonus  payments paid to him during the one-year period immediately preceding termination. This payment would be in a lump sum on the date of termination.  As of December 30, 2016, this amount would have been $1,963,300. For purposes of the agreement, a "change of control" includes (i) any person’s acquisition of 50% or more of the Company’s common stock, (ii) 75% or more of the Company’s directors being replaced, unless the current directors approved of the replacements, and (iii) stockholder approval of a merger or consolidation of the Company or its complete liquidation. If any of the above payments would be subject to excise taxes, then Mr. Yarmuth would be entitled to receive a payment for the purpose of assuring that he receives all compensation to which the excise tax applies absolutely net of the excise tax.

The agreement includes a covenant not to compete that prohibits Mr. Yarmuth from  competing with the Company within any county of any state in which the Company was at the time of termination conducting business or had a bona fide plan to begin conducting business.

In connection with the hiring of Mr. Kaushal in 2011, the Company agreed to pay him 26 weeks of base salary if he is terminated without cause. As of December 30, 2016, this amount would have been $150,000.

In connection with the hiring of Mr. Schwartz in 2013, the Company agreed to pay him 52 weeks of base salary plus a short term incentive target calculated based on the same percentage earned as he earned in his immediately preceding year of employment if he is terminated without cause and Mr. Schwartz and the Company sign a mutually agreeable release agreement. As of December 30, 2016, this amount would have been $461,100.

No other Named Executive Officer has termination or change of control arrangements.

Director Compensation

The Company has targeted compensation for the 50th percentile of the peer group for the non-employee directors. The amount of equity-based compensation in 2016 is set forth in the Director Compensation Table below. For 2016, non-employee directors received standard cash compensation according to the following table:

Annual Retainer	$45,000
Chair of audit committee additional retainer	20,000
Chair of compensation committee additional retainer	15,000
Chair of nominating & corporate governance committee additional retainer	10,000
Non-chair audit committee member additional retainer	8,000
Non-chair compensation committee member additional retainer	2,500
Non-chair nominating and corporate governance member additional retainer	2,500
Meeting fee per board meeting attended	1,500
Meeting fee per audit committee meeting attended	1,650
Meeting fee per compensation committee meeting attended	1,000
Meeting fee per nominating and corporate governance committee meeting attended	2,000

The Company also reimburses directors for the reasonable expenses they incur to attend board of directors, board committee and stockholder meetings.

DIRECTOR COMPENSATION TABLE

The following table summarizes compensation paid to non-employee directors for 2016. Mr. Yarmuth is the only employee director and he does not receive any additional compensation for his service on the board of directors.

Director Compensation Table

	Fees			Non-Equity
	Earned or	Stock	Options	Incentive Plan
	Paid in	Awards	Awards	Compensation	All Other
Name	Cash ($)	($)(1)	($)(2)	($)	Compensation	Total ($)
Steven B. Bing	66,875	91,149	—	—	—	158,024
Donald G. McClinton	63,000	91,149	—	—	—	154,149
Tyree G. Wilburn	81,475	91,149	—	—	—	172,624
Jonathan D. Goldberg	99,600	91,149	—	—	—	190,749
W. Earl Reed, III	88,350	91,149	—	—	—	179,499
Henry M. Altman, Jr.	76,100	91,149	—	—	—	167,249

(1)

As of December 30, 2016, each non-employee director held 2,300 unvested shares of restricted stock which are valued based on the stock price on the grant date and vest on the first anniversary of the grant date.

(2)

At December 30, 2016, the aggregate number of option awards outstanding held by each director was as follows:  Mr. McClinton: 3,000; Mr. Wilburn: 3,000; Mr. Goldberg: 3,000; Mr. Reed: 3,000; and Mr. Altman: 3,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board is comprised of Messrs. Altman, Bing, Goldberg (chair), McClinton, Reed and Wilburn, each a non-employee director of the Company. None of our executive officers serves on the Compensation Committee or board of directors of any other company of which any members of our Compensation Committee or any of our directors is an executive officer.

Henry M. Altman, Jr. is a member of the Board. Mr. Altman’s son, William L. Altman, is the owner of an insurance agency which provides employee benefit coverage services to the Company in the ordinary course of business. For these services in 2016, the insurers paid the insurance agency $163,592 in direct commissions, along with indirect commissions of $30,319. Henry M. Altman, Jr. has no direct or indirect interest in the insurance agency.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of four directors, all of whom meet the current NASDAQ Global Select Market Rules test for independence. The Committee acts under a written charter adopted by the Board. The Audit Committee has prepared the following report on its activities assisting the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company for the fiscal year ended December 30, 2016 (the “Audited Financial Statements”):

•

The Audit Committee reviewed and discussed the Company’s Audited Financial Statements and the quarterly financial statements with management as well as the effectiveness of the Company’s internal controls over financial reporting.

•

The Audit Committee discussed and reviewed with the  Company’s independent registered public accounting firm Ernst & Young LLP (the “Independent Auditors”) all communications required by auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) (United States), including those described in PCAOB Auditing Standard No. 16, “Communications with Audit Committees,” and Rule 2‑07, “Communication with Audit Committees,” of Regulation S-X and, with management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. In addition, the Committee has discussed various matters with the Independent Auditors related to the Company’s consolidated financial statements, including all critical accounting policies and practices used, all alternative treatments for material items that have been discussed with Company Management, and all other material written communications between the Independent Auditors and management.

•

The Audit Committee obtained from the Independent Auditors a formal written statement describing all relationships between the Independent Auditors and the Company that might bear on the Independent Auditors’ independence consistent with PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” discussed with the Independent Auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence, including whether the provision of non-audit services to the Company was compatible with the auditor’s independence. The Committee also discussed with management, the internal auditors and the Independent Auditors the quality and adequacy of the Company’s internal controls and the organization, responsibilities and staffing of the internal audit function. The Committee reviewed with the Company’s Independent Auditors and its internal auditors their respective audit plans, audit scope and identification of audit risks.

•

The Audit Committee discussed with Management, the internal auditors and the Independent Auditors the quality and adequacy of the Company’s internal controls and the organization, responsibilities and staffing of the internal audit function. The Committee reviewed with the Company’s independent auditors and its internal auditors their respective audit plans, audit scope and identification of audit risks.

•

The Audit Committee has discussed and reviewed with Management and the Independent Auditors the Company’s audited consolidated financial statements as of and for the fiscal year ended December 30, 2016, Management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting.

•

The Committee has a formal pre-approval process for non-audit fee spending and it seeks to limit this spending to a level that keeps the core relationship with the Independent Auditors focused on financial statement review and evaluation.

Based on the review and discussion referred to above, and in reliance thereon, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 30, 2016 for filing with the U.S. Securities and Exchange Commission.

All members of the Audit Committee concur in this report.

AUDIT COMMITTEE:	W. Earl Reed, III, Chair
Jonathan D. Goldberg
Tyree G. Wilburn
Henry M. Altman, Jr.

Fees Paid to the Independent Auditors

Audit Fees

Ernst & Young LLP charged to the Company an aggregate amount of $1,022,050 and $912,000 for professional services rendered for fiscal year 2016 and fiscal year 2015, respectively, for the audit of the Company’s annual financial statements, the reviews of the Company’s financial statements included in the Company’s reports on Form 10‑Q, the review of internal control over financial reporting and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Ernst & Young LLP charged to the Company an aggregate amount of $21,500 and $22,500 for assurance and related services rendered for fiscal year 2016 and fiscal year 2015, respectively.  Both 2016 and 2015 include fees related to the audit of the Company’s 401(k) employee benefit plan and subscription to an on-line accounting research tool.

Tax Fees

Ernst & Young LLP charged to the Company an aggregate amount of $562,800 and $345,000 for professional services rendered for fiscal year 2016 and fiscal year 2015, respectively, for tax compliance, tax advice, tax planning.  Fees in 2016 include services for tax diligence with respect to acquisitions that were completed during the year.

All Other Fees

There were no other services or fees provided by Ernst & Young LLP in 2016 and 2015.

Pre-Approval Policies and Procedures

During 2016 and 2015, the Audit Committee approved all audit, audit-related and non-audit services provided to the Company by Ernst & Young LLP before management engaged the auditor for those purposes. The Audit Committee’s current practice is to consider for pre-approval all audit, audit-related, tax and non-audit services proposed to be provided by our independent auditors for the fiscal year.

STOCKHOLDER PROPOSALS

Under Rule 14a‑8 promulgated under the Securities Exchange Act of 1934, stockholders may present proposals to be included in the Company proxy statement for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. Any such proposal must comply with Rule 14a‑8. If a stockholder submitting a matter to be raised at the Company’s next annual meeting desires that such matter be included in the Company’s proxy statement, such matter must be submitted to the Company no later than December 8, 2017.

The Company’s by-laws, copies of which are available from the Company’s Secretary, require stockholders who intend to propose business for consideration by stockholders at an annual meeting, other than stockholder proposals that are included in the proxy statement, to give written notice to the Chief Executive Officer or Secretary of the Company not less than thirty days before the annual meeting. Notices should be sent to the Company’s principal executive offices at 9510 Ormsby Station Road, Suite 300,

Louisville, KY 40223. This notice must include a brief description of the business desired to be brought before the annual meeting, the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any other stockholders known to support such business, the class and number of shares of the Company which are beneficially owned by such stockholder on the date of such stockholder’s notice and by any other stockholders known by such stockholder to support such business on the date of such notice and any material interest the stockholder has in such business. Similar requirements are set forth in the Company’s by-laws with respect to stockholders desiring to nominate candidates for election as director. See "Policy Regarding Consideration of Candidates for Director" in this proxy statement for more information.

SEC rules set forth standards for what stockholder proposals the Company is required to include in a proxy statement for an annual meeting.

STOCKHOLDERS’ COMMUNICATIONS WITH THE BOARD

Stockholders that want to communicate in writing with the Board, or specified directors individually, may send proposed communications to the Company’s Secretary, C. Steven Guenthner, Almost Family, Inc., 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky 40223. The proposed communication will be reviewed by the Audit Committee and legal counsel. If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length, and is directly applicable to the business of the Company, it is expected that the communication will receive favorable consideration for presentation to the Board or appropriate director(s).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership and to provide the Company with copies of all such filed forms. Section 16(a) of the Securities Exchange Act of 1934 provides that any profit realized by an insider form any purchase and sale, or sale and  purchase, of the Company’s equity securities within less than six months must be disgorged to the Company. Based solely on its review of such copies or written representations from reporting persons, the Company believes that all Section 16(a) reports were filed on a timely basis during fiscal 2016 with the exception of John Shermyen on his initial Form 3 mistakenly omitted shares held in an acquisition transaction escrow.

FORM 10‑K

The Company’s Annual Report on Form 10‑K for the fiscal year ended December 30, 2016, accompanies this proxy statement. The Company’s Annual Report does not form any part of the material for solicitation of proxies.

Our annual reports on Form 10‑K, quarterly reports on Form 10‑Q, current reports on Form 8‑K, and all amendments to those reports are available free of charge on our website at www.almostfamily.com as filed with or furnished to the SEC.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Annual Meeting other than those set forth herein and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

By Order of the Board of Directors

C. Steven Guenthner
Secretary
Louisville, Kentucky
April 7, 2017

APPENDIX A

ALMOST FAMILY, INC.

2017 STOCK AND INCENTIVE COMPENSATION PLAN

Almost Family, Inc. (the "Company") hereby establishes a stock and incentive compensation plan for the benefit of the employees, directors and independent contractors of the Company and its subsidiaries, as set forth below.

SECTION 1 –  PURPOSE

The Company adopts this compensation program to, among other things, (a) increase the profitability and growth of the Company; (b) provide competitive compensation to employees and directors, (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate key employees and directors to contribute to the success of the Company.

SECTION 2 – DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

2.1        "Award" means an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Share Award, a Restricted Stock Unit (the foregoing collectively referred to herein as the "Stock Awards") or a Cash Performance Award granted under the Plan.

2.2        "Award Agreement" means a certificate of grant or, if there are promises required of the recipient of an Award, a written or electronic agreement between a Participant and the Company evidencing the specific terms and conditions of an individual Award grant. Each individual Award Agreement shall include such terms and conditions, not inconsistent with the Plan, as determined by the Committee.

2.3        "Board" means the Board of Directors of the Company.

2.4        "Cash Performance Award" means an Award granted pursuant to Section 12 under which, upon the satisfaction of predetermined performance measures, cash is paid to the Participant.

2.5        "Cause" shall have the meaning set forth in Section 8.2.

2.6        "Change of Control" means (i) an event or series of events which have the effect of any "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the "beneficial owner" as defined in Rule 13d‑3 under the Exchange Act, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding stock other than by an employee benefit plan sponsored by the Company or by a person who owns such a percentage at the Effective Date; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, but excluding any director whose initial assumption of office during such period is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to directors of the Company; (iii) the consummation of (A) a merger, consolidation, share exchange or other transaction with or into another company (other than a transaction that results in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction) or (B) the sale or otherwise transfer all or substantially all of the Company’s assets, or (C) a plan of liquidation. Provided, however, that the Committee may provide in an Award Agreement that it believes may constitute "deferred compensation" pursuant to Code Section 409A, that "Change of Control" will have the meaning given in guidance from the Internal Revenue Service construing that term for purposes of allowable triggers for payment of deferred compensation. Notwithstanding anything in the foregoing to the contrary, no Change of Control shall be deemed to have occurred with respect to a Participant by virtue of any transaction which results in that Participant, or a group of persons which includes the Participant, acquiring, directly or indirectly, securities representing 20% or more of the outstanding securities of the Company.

2.8        "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.9        "Committee" means, with respect to interpretation and administration of the Plan and for determining the terms of Awards, the Compensation Committee of the Board or such other committee appointed by the Board. The number of Committee members shall be determined by the Board.

2.10       "Company" shall mean Almost Family, Inc., and its successors.

2.11       "Director" means a voting member of the Board, excluding any person who serves solely in an advisory capacity or as a director emeritus.

2.12       "Disability" means, unless otherwise specifically provided in an Award Agreement,  (i) with respect to Incentive Stock Options, the permanent and total disability within the meaning of Section 22(e)(3) of the Code and (ii) with respect to all other types of Awards, the inability of the Participant to perform the material duties of the Participant’s job with the Company, as determined in good faith by the Committee.

2.13       "Effective Date" shall have the meaning set forth in Section 17.

2.14       "Employee" means an employee of the Company or a Subsidiary.

2.15       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.16       "Excise Tax" shall have the meaning set forth in Section 13.2.

2.17       "Fair Market Value" means, as of any date, the fair market value of Stock determined as follows:

(i) If the Stock is listed on any established stock exchange or a national market system including without limitation the Global Select of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange, or the exchange with the greatest volume of trading in Stock, on the determination date, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Stock is quoted on the Nasdaq System (but not on the Global Select thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the "mean" between the high bid and low asked prices for the Stock on the determination date, as reported in The Wall Street Journal or such other source as the Committee deems reliable (for purposes of this Section 2.17(ii), "mean" shall be calculated as the sum of the high bid plus the low bid, divided by two); or

(iii) In the absence of an established market for the Stock, the Fair Market Value thereof shall be the price which the Committee, acting in good faith determines through any reasonable valuation method, consistent with Section 409A of the Code and any other applicable law, that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.18       "Grant Date" means, with respect to an Award, the date as of which the Award is granted as stated in the Award Agreement, which shall not be earlier than the date on which the Committee approves the grant. The grant of an Award must be communicated to the recipient of the Award promptly after the Grant Date.

2.19       "Incentive Stock Option" means an option to purchase Stock granted under Section 6 of the Plan which is designated by the Committee as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

2.20       "Independent Director" means a Director who is both an "Outside Director" and a "Non-Employee Director."

2.21       "Named Executive" means any individual who has compensation which is required to be reported to stockholders under the Exchange Act, who is still employed at the end of the fiscal year, and whose compensation is subject to the deduction limits of Code Section 162(m) from time to time.

2.22       "Nonqualified Stock Option" means an option to purchase Stock granted under Sections 6 of the Plan which is not intended to be an Incentive Stock Option.

2.23       "Non-Employee Director" means a Director of the Company who (i) is not a current employee or officer of the Company or its parent or a subsidiary, (ii) does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and (iii) is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K.

2.24       "Officer" means a person who is an officer of the Company within the meaning of Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

2.25       "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

2.26       "Option Period" means the period from the Grant Date of an Option to the date the period for exercise of the Option expires as stated in the Award Agreement.

2.27       "Outside Director" means a Director of the Company who either (i)(a) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Code Section 162(m)), (b) is not a former employee of the Company or an "affiliated corporation" who still receives compensation for prior services (other than benefits under a tax-qualified retirement plan), or was not an employee during any prior period within the time defined under Exchange Act rules or the rules of any stock exchange on which the Stock is then traded, (c) was not an officer of the Company or an "affiliated corporation" at any time, and (d) does not currently receive remuneration from the Company or an "affiliated corporation," either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Code Section 162(m).

2.28       "Participant" means an Employee or Director or an independent contractor who provides substantial services to Company or a Subsidiary, who has been granted an Award under the Plan.

2.29       "Payment" shall have the meaning set forth in Section 13.2.

2.30       "Performance Criteria" shall have the meaning set forth in Section 4.6(b).

2.31       "Performance Goals" shall have the meaning set forth in Section 10.2.

2.32       "Performance Period" shall have the meaning set forth in Section 10.2.

2.33       "Performance Share Award" means the grant of contingent shares of Stock under Section 10 of the Plan.

2.34       "Permitted Transferee" shall have the meaning set forth in Section 15.15.

2.35       "Plan" means this 2017 Stock and Incentive Compensation Plan.

2.36       "Prior Plan" means the Almost Family, Inc. 2013 Stock and Incentive Compensation Plan.

2.37       "Reduced Amount" shall have the meaning set forth in Section 13.2.

2.38       "Reporting Person" means an Officer, Director, or greater than 10% stockholder of the Company within the meaning of Rule 16a‑2 under the Exchange Act, who is required to file reports pursuant to Rule 16a‑3 under the Exchange Act.

2.39       "Restriction Period" means the period of time from the Grant Date of a Restricted Stock Award or Restricted Stock Unit to the date when the restrictions placed on the Stock or on payment of the Award in the Award Agreement lapse.

2.40       "Restricted Stock Award" or "Restricted Stock" means Stock which is granted under Section 9 of the Plan, subject to a Restriction Period and/or condition which, if not satisfied, may result in the complete or partial forfeiture of such Stock, and any accrued but unpaid dividends related thereto.

2.41       "Restricted Stock Unit" means an Award granted pursuant to Section 11 under which, upon the lapse of predetermined restrictions, shares of Stock or cash are issued to the Participant, along with any dividends declared but not paid during the Restriction Period under the terms of the Award.

2.42       "Retirement" means a Participant’s Termination of Service with the Company or a Subsidiary after attaining age 65, or such earlier age as the Committee might specify from time to time in an Award Agreement.

2.43       "Rule 16b‑3" means Rule 16b‑3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

2.44       "Stock" means the Company’s voting common stock of $0.10 par value per share, or such other securities into which the Stock may be converted, by merger or otherwise.

2.45       "Stock Appreciation Right" or "SAR" means a right granted to a Participant pursuant to Section 7 of the Plan with respect to a share of Stock to receive upon exercise Stock or cash equal to the appreciation in value of a share of Stock.

2.46       "Subsidiary" means any present or future corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424(f) of the Code.

2.47       "Tax Date" shall have the meaning set forth in Section 16.2.

2.48       "Termination of Service" shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Company and all Subsidiaries. With respect to a Director, it shall be deemed to occur on a Director’s cessation of service on the board of directors of both the Company and any Subsidiary.The Committee shall define what shall constitute a

Termination of Service for any independent contractor receiving Awards hereunder, based on the context of that contractor’s services, if and to the extent such termination affects the rights or obligations under an Award Agreement. The Committee shall determine (in accordance with guidance issued under Code Section 409A in the case of Awards that constitute "deferred compensation" within the meaning of that Code Section) whether or when a change in service or employment status, authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Company or a Subsidiary and the Employee in accordance with Section 15.3. No termination shall be deemed to occur if (i) the Participant is a Director or independent contractor who becomes an Employee, or (ii) the Participant is an Employee who becomes (or remains after termination) a Director or independent contractor, except in the latter case Incentive Stock Options shall become Nonqualified Stock Options if not exercised within the time period following Termination of Service as provide for in Section 8.

SECTION 3 – STOCK SUBJECT TO THE PLAN

3.1       Authorized Stock.

(a) Subject to adjustment as provided in Sections 3.2‑3.5, the aggregate number of shares of Stock that may be issued pursuant to Awards under the Plan shall be the sum of the following: (i) 900,000 shares, plus (ii) the number of shares of Stock subject to outstanding grants under the Prior Plan as of the Effective Date that revert to shares reserved for future grant as and when described in Section 3.2 below, plus (ii) the number of shares of Stock remaining available for issuance under the Prior Plan but not subject to an outstanding award as of the Effective Date. The aggregate number of shares of Stock that may be issued hereunder shall not be increased or decreased except pursuant to Sections 3.2‑3.5 or an amendment to this Plan. When adopted by the Company’s stockholders, this Plan shall amend the Prior Plan to immediately terminate the right to make additional grants under such plan. Upon the Effective Date, the Prior Plan will terminate and no further Awards shall be granted the Prior Plan, provided that all outstanding awards under the Prior Plan will remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan, as applicable.

(b) The maximum number of shares of Stock that may be subject to all Awards (of any type) granted under the Plan during any calendar year to any one Employee Participant is 150,000.  If Cash Performance Awards are granted during a year that are intended to be qualified "performance based compensation" to Named Executives, within the meaning of Code Section 162(m) and Section 4.6 hereof, the total amount payable in cash from Cash Performance Awards granted to any one Participant in any year shall not exceed $1,000,000. The maximum number of shares of Stock that may be subject to all Awards (of any type) granted under the Plan during any calendar year to any one non-employee Director, taken together with cash fees paid to such non-employee Director with respect to Board service during the year (including service as a member or chair of any committees of the Board), shall not exceed $400,000 in total value (calculating the value of equity-based such Awards granted during the year based on the Grant Date fair value of such Awards for financial reporting purposes). This limit shall not apply to a non-executive Chairman of the board, whose compensation will be approved by the Independent Directors, with the Chairman abstaining.

(c) The maximum number of shares of Stock that may be subject to purchase pursuant to Incentive Stock Options granted under the Plan is 900,000.

3.2       Adjustments for Awards; Effect of Expirations.

(a) After the Effective Date, if and to the extent Options or SARs granted under the Plan (as well as options and SARs granted under the Prior Plan) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Performance Share Awards, Restricted Stock or Restricted Stock Unit  Awards (as well as stock awards and stock units granted under the Prior Plan) are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Awards shall again be available for purposes of the Plan.

(b) If shares of Stock otherwise issuable under the Plan are surrendered in payment of the exercise price of an Option, then the number of shares of Stock available for issuance under the Plan shall be reduced by the gross number of shares as to which such Option is exercised. If shares of Stock otherwise issuable under the Plan are tendered to or withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Award or the issuance of Stock thereunder, then the number of shares of Stock available for issuance under the Plan shall be reduced by the number of shares issued, vested or exercised under such Award, calculated in each instance before payment of such share withholding. Upon the exercise of a share-settled SAR, then both for purposes of calculating the number of shares of Stock remaining available for issuance under the Plan and the number of shares of Stock remaining available for exercise under such SAR, the number of such shares shall be reduced by the gross number of shares for which the share-settled SAR is exercised.

(c) To the extent that any Awards granted under this Plan or the Prior Plan are paid in cash, and not in shares of Stock, the shares reserved for such Awards will again be available for purposes of the Plan.

3.3       Substitute Awards After Acquisition. Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company ("Substitute Awards") do not reduce the shares available under the Plan and  available shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the Plan’s share reserve (subject to applicable stock exchange listing requirements). The Committee may grant Awards under the Plan in substitution for share and share-based awards held by employees or Non‑Employee Directors of another corporation who concurrently become employees or Non‑Employee Directors of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or shares of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

3.4       Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, extraordinary  cash dividend, spin-off, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of Stock or the kind of shares or securities issuable upon exercise of an Option or payment of another Award, an appropriate and proportionate adjustment shall be made by the Committee in the number and kind of shares which may be delivered under the Plan, the limits on annual awards in Section 3.1(b), in the number and kind or price of shares subject to outstanding Awards, as well as in the Performance Criteria or Goals established for outstanding Awards to the extent affected thereby, so that no award shall be diluted or increased; provided that the number of shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this Section shall be made in a manner so as not to constitute a "modification" within the meaning of Section 424(h) of the Code and adjustments to other Awards shall be made in a manner consistent with that Section, as if it applied to non-Incentive Stock Options as well, so as not to trigger taxes under Code Section 409A.

3.5       Effect of Change of Control.

(a) In the event of a Change of Control of the Company, the Committee may, in its sole discretion, provide for the treatment of Awards in any manner it deems appropriate (and need not treat all Awards the same), including, without limitation (i) full and immediate vesting of any Award; (ii) vesting and required exercise of Options and SARs as provided in (b) below, or (iii) cash payment for the value of any Award as described in (c) below, or (iv) assumption or substitution as provided in (d) below.

(b) If exercise of an Option or SAR is required, the Committee shall provide written notice to each affected Participant at least 15 days prior to the Change of Control that his right to exercise the Option or SAR has been accelerated and must be exercised before the Change of Control to prevent forfeiture or lapse at the Change of Control. Each such Option or SAR requiring exercise that is not exercised before the date of the Change of Control shall lapse and all rights thereunder shall be forfeited at the happening of the Change of Control.

(c) In the discretion of the Committee, a Participant may be entitled to receive upon Change of Control, in lieu of the payment in Stock under a Restricted Stock Unit, or exercise of any Option or SAR, or in exchange for return of any Restricted Stock, a cash payment in an amount equal to the Fair Market Value of such Stock (determined at the time described in (i) and (ii) below, as applicable), or, in the case of an Option of SAR with an exercise price that is below current Fair Market Value, the difference between the exercise price of the Option or SAR, and (i) in the case of a tender offer or cash exchange offer, the final offer price paid per share of Stock, multiplied by the number of shares of Stock covered by the Option or SAR, or (ii) in the case of any other Change of Control, the aggregate Fair Market Value (determined consistent with Section 409A) of the shares of Stock covered by the Option or SAR (as if fully vested), on the Change of Control. For avoidance of doubt, "underwater" Option or SARs may be cancelled without payment of any consideration.

(d) The Committee may determine that outstanding Restricted Stock Units, Options and SARs that are not exercised or cashed out as provided in subsection (b) above, shall be assumed by, or replaced with comparable Awards by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Awards that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender/termination or assumption shall take place as of the date of the Change of Control or such other date as the Committee may specify.

(e) In the event outstanding Awards are to continue, or be replaced as of the Change Control by comparable types of Awards of substantially equivalent value, and such replacement meets the conditions of a modification that would be permitted under Code Section 424 with respect to an Incentive Stock Option (and similar principles for other Awards to avoid them becoming "deferred compensation" under, or being modified in a way that violates Code Section 409A), the terms of Section 3.5(a)-(d) above, including acceleration of vesting or exercisability upon a Change of Control, shall not apply. In that case, unless the Award Agreement provides to the contrary, for any Participant who incurs a Termination of Service within 12 months following the Change of Control (for a reason other than for Cause, as defined in Section 8.2), all Awards made prior to the Change of Control (including any dividends or dividend equivalents deferred and not paid during a Restriction Period, if made a part of the Award) shall immediately become fully vested, nonforfeitable and exercisable in full.

SECTION 4 – ADMINISTRATION

4.1       Committee Governance. This Plan shall be administered by the Committee, which shall consist of two or more Independent Directors appointed by the Board, and in a manner that shall permit Awards to qualify for the exemption set forth in Rule 16b‑3 under the Exchange Act and as performance-based compensation under Section 162(m) of the Code. The number of Committee members shall be determined by the Board. The Board shall add to the number of members, or remove members from the Committee as the Board sees fit, and vacancies shall be filled by the Board. The Committee shall select one of its members as the chairperson of the Committee and shall hold meetings at such times and places as it may determine. The

Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. Written action of the Committee may be taken by a majority of its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held. A majority of Committee members shall constitute a quorum for purposes of meeting. The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

4.2       Committee to Interpret Plan. Subject to the provisions of the Plan, the Committee shall have sole power to (i) construe and interpret the Plan; (ii) establish, amend or waive rules and regulations for its administration; (iii) to determine and accelerate the exercisability of any Award or the termination of any Restriction Period; (iv) to correct inconsistencies in the Plan or in any Award Agreement, or any other instrument relating to an Award; and (v) subject to the provisions of Section 14, to amend the terms and conditions of any Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise any outstanding Award, have a material adverse affect on the rights of such person or persons. All constructions of this Plan shall be made in a manner the Committee believes consistent with Awards under the Plan not constituting "deferred compensation" within the meaning of Section 409A of the Code or to comply with that Code Section’s requirements, and with respect to Incentive Stock Options, consistent with the Code and Regulations governing the preservation of their tax treatment.

4.3       Liability; Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by the Company with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

4.4       Selection of Participants. The Committee shall have the exclusive authority to grant Awards from time to time to such Employees, Directors and independent contractors as may be selected by it in its sole discretion. The grants shall not be deemed made, nor the Fair Market Value of the underlying shares of Stock of an Award (if necessary) determined, until (i) a Committee written action is unanimously signed, or (ii) a Committee resolution is duly adopted at a meeting called in conformance with the rules governing the Committee’s operation.

4.5       Decisions Binding. All determinations and decisions made by the Committee pursuant to the Plan, including factual determinations, shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, Participants and their estates and assignees.

4.6       Administration of Performance Based Compensation With Respect to Named Executives.

(a) The per share exercise price of an Option granted to a Named Executive shall, like all other Options hereunder, be no less than 100% of the Fair Market Value per share on the Grant Date and such Option shall thereby qualify as performance based compensation under Section 162(m) of the Code. With respect to other Awards granted to Named Executives, the Plan may (but need not) be administered so as to permit such Awards to qualify as performance based compensation under Section 162(m) of the Code under paragraph (b) below.

(b) The Committee may provide in the Award Agreement that the distribution of shares of Stock or cash under the Award shall be subject to the achievement of one or more objective performance goals established by, and the satisfaction of which is certified by, the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following "performance criteria" for the

Company as a whole or any subsidiary, affiliate, division or business unit of the Company, as reported or calculated by the Company: (i) revenues; (ii) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentive service fees or extraordinary, unusual, infrequently occurring or special items (provided, for purposes of Code Section 162(m),  that such terms are adequately defined so as to avoid post-award discretion); (iii) net income or net income per share (basic or diluted); (iv) earnings per share growth or growth as compared with a peer group of companies; (v) return on assets, return on investment, return on capital, or return on equity; (vi) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (vii) economic value created; (viii) one or more operating ratios specified with particularity by the Committee upon the Award; (ix) stock price, dividends or total shareholder return; (x) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; or (xi) quality goals that are objectively determinable (collectively, the "Performance Criteria"). Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate, division or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations or one or more market indices. Any Performance Criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles ("GAAP") or may be adjusted when established or (to the extent permitted under Code Section 162(m), at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.

(c) Such performance goals shall be set by the Committee over a specified performance period that, with respect to Awards which the Committee wishes to make exempt from Code Section 162(m) deduction restrictions (for a Participant who is, or the Committee determines is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Named Executive), complies with the requirements of Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. The performance requirements for Awards that are intended to be exempt shall be established in writing by the Committee based on one or more specific performance goals as set forth above not later than 90 days (or such shorter period as Code Section 162(m) many require) after commencement of the performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time. Payment of Stock or cash in satisfaction of such an Award is conditioned upon the Committee certifying that the Performance Criteria and other material terms of the Award were in fact satisfied.

(d) With respect to any Award to a Named Executive that is intended to be performance based within the meaning of Section 162(m) of the Code, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Named Executive or upon a Change of Control.

(e) Because the specific targets under the various Performance Criteria set forth in this Section 4.6 are to be determined within the discretion of the Committee, the Performance Criteria set out above and approved by the stockholders by virtue of approval of this Plan, shall not be effective to make Awards that are exempt from Code Section 162(m) beyond the date of the Company’s shareholder meeting that occurs in the 5th year following the date the stockholders of the Company first approve this Plan, unless the Performance Criteria are disclosed to and re-approved by stockholders of the Company on or before that time.

(f) With respect to Awards made to Named Executives that are meant to qualify for the exemption set forth in Rule 16b‑3, the Plan shall be administered so as to permit such Awards to qualify for such exemption.

(g) For avoidance of doubt, with respect to Awards that do not constitute "qualified performance-based compensation" for purposes of Code Section 162(m). "Performance Goals" include any of the above Performance Criteria, as well as any other objective or substantive criteria that the Committee in its discretion shall determine.

4.7       Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement signed at the direction of the Committee, and, if required by the Committee, by the Participant, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of the Agreement as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan. An Employee who receives an Award under the Plan shall not, with respect to the Award, be deemed to have become a Participant, or to have any rights with respect to the Award, unless and until the Award Agreement has been duly signed and delivered on behalf of the Committee and by the Employee (if required), and the Employee has otherwise complied with the applicable terms and conditions of the Award. The Committee may condition any Award upon the agreement by the Participant to such confidentiality, non-competition, and non-solicitation covenants as the Committee deems appropriate.

SECTION 5 – AWARDS UNDER THE PLAN

Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Awards in such numbers, upon such terms and at such times as the Committee shall determine.

SECTION 6 – STOCK OPTIONS

6.1       Grant. Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan, provided that Incentive Stock Options may only be granted to Employees. If an Option is designated as an Incentive Stock Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Stock Option, and governed by Section 83 of the Code. All Options granted to Employees under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Options are subject to the terms and conditions of this Section 6 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.

6.2       Exercise Price. The exercise price per share of Stock covered by an Option shall be determined by the Committee, provided that (a) the exercise price per share shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date (or, with respect to any substituted awards as a result of a corporate transaction, the original Grant Date) and (b) no Incentive Stock Option granted to a person who on the Grant Date owns (within the meaning of Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, shall have an exercise price per share less than 110% of the Fair Market Value of the Stock on the Grant Date. No dividends or dividend equivalents will be paid or granted with respect to Options.

6.3       Option Period. The Option Period shall be determined by the Committee, and unless otherwise specifically provided in the Award Agreement, no Option shall be exercisable later than ten years from the Grant Date. The Option Period for Options other than Incentive Stock Options shall be extended if the Option would otherwise expire when trading in Stock is prohibited by law or the Company’s insider trading policy, to the 30th day after expiration of the prohibition (to the extent permitted by Code Section 422 and 409A, as applicable). No Incentive Stock Option shall be exercisable later than ten years from the Grant Date, provided that in the case of an Employee who on the Grant Date owns or is deemed to own (within the meaning of Section 425(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the Incentive Stock Option shall not be exercisable later than five years from the Grant Date.  Options may expire prior to the end of the Option Period due to the Participant’s Termination of

Service as provided in Section 8, or in accordance with any provision of the Award Agreement. No Option may be exercised at any time unless the Option is vested and outstanding.

6.4       Limitation on Amount of Incentive Stock Options. The aggregate Fair Market Value (determined as of each Option Grant Date) of Stock with respect to which a Participant’s Incentive Stock Options are exercisable for the first time during any calendar year (under this and all other stock option plans of the Company and any Subsidiary) shall not exceed $100,000. Options or portions of Options exercisable as a result of acceleration pursuant to an Award Agreement in excess of this limit shall be treated as Nonqualified Stock Options for tax purposes pursuant to Section 422 of the Code and the Treasury Regulations promulgated thereunder.

6.5       Nontransferability of Options. No Option shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of the Participant’s legal incapacity or incompetency, the Participant’s guardian or legal representative), except as provided in Section 15.15.

6.6       Exercise. An Option may be exercised, so long as it is vested and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in this Section 6.

6.7       Method of Exercise. To exercise an Option, the Participant or the other person(s) entitled to exercise the Option shall deliver to the Company (i) a written notice of exercise in such form as the Committee may prescribe, specifying the number of full shares to be purchased; (ii) payment in full of the exercise price in accordance with Section 6.8; and (iii) in the case of Nonqualified Stock Options, any required withholding taxes as provided in Section 16. No shares of Stock shall be issued unless the Participant has fully complied with the provisions of this Section 6.7.

6.8       Payment of Exercise Price. To the extent provided in the Award Agreement for an Option and subject to the rules of Section 16 of the Exchange Act and any exchange on which the Stock is traded at any relevant time, payment of the exercise price may be made (i) in cash; (ii) in shares of Stock (based on the Fair Market Value of the Stock on the date the Option is exercised) owned by the Participant (or jointly by the Participant and his spouse) for at least one year in the case of Stock acquired pursuant to an Incentive Stock Option, evidenced by negotiable certificates or by a written attestation of ownership and consent to issuance, in satisfaction of the Option or portion thereof being exercised, of only the net shares of Stock (those equal in value to the difference between the exercise price and the then Fair Market Value); (iii) by a written election to have the Company retain that number of shares of Stock subject to the Option having an aggregate Fair Market Value equal to the aggregate exercise price of the Option, provided that for Incentive Stock Options, this right must be granted by the Committee at the time the Option is granted and may not be added in any modification of the Award Agreement; or (iv) by any combination thereof. If permitted in the Award Agreement, Restricted Stock (valued as if it were not subject to restrictions on transfer or possibilities of forfeiture) issued to the Participant may be tendered as payment of the exercise price of an Option. If Restricted Stock is tendered as the exercise price of an Option, a number of shares of Stock issued on exercise of such Option, equal to the number of shares of Restricted Stock tendered as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so tendered and shall be held by the secretary of the Company pursuant to Section 9.1. Any consideration provided by a Reporting Person upon exercise of an Option or SAR, whether cash, previously owned shares of Stock, or Restricted Stock, must comply with the applicable provisions of Rule 16b‑3 under the Exchange Act.

SECTION 7 – STOCK APPRECIATION RIGHTS

7.1       Grant. Stock Appreciation Rights may be granted either alone, in addition to or in tandem with other Awards under the Plan and shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All SARs are subject to the terms and conditions of this Section 7 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.

7.2       Exercise Price. The exercise price per share of Stock subject to a SAR shall be determined by the Committee at the time of grant and specified in the Award Agreement, and shall be no less than 100% of the Fair Market Value per share on the Grant Date (or, with respect to any substituted awards as a result of a corporate transaction, the original Grant Date). No dividends or dividend equivalents will be paid or granted with respect to SARs.

7.3       Exercise Period. The exercise period shall be determined by the Committee, and unless otherwise specified in the Award Agreement, no SAR shall be exercisable later than ten years from the Grant Date. The exercise period for SARs shall be extended if the SAR would otherwise expire when trading in Stock is prohibited by law or the Company’s insider trading policy, to the 30th day after expiration of the prohibition (to the extent permitted by Code Section 409A). No SAR may be exercised at any time unless such SAR is vested and outstanding as provided in this Section 7.

7.4       Nontransferability. No SAR shall be transferable other than by will or by the laws of descent and distribution, and SARs shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of the Participant’s legal incapacity or incompetency, the Participant’s guardian or legal representative), except as provided in Section 15.15.

7.5       Exercise. A SAR may be exercised, so long as it, is vested and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the SAR may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the SAR or as otherwise provided in this Section 7.

7.6       Method of Exercise. To exercise a SAR, the Participant or the other person(s) entitled to exercise the SAR shall give written notice of exercise to the Company, specifying the number of full shares with respect to which the SAR is being exercised, and, if the Award Agreement provides that the Participant may elect the method of payment, whether the SAR is to be paid in cash or Stock.

7.7       Payment Upon Exercise. Upon the exercise of a SAR, a Participant shall be entitled to receive an amount, in whole shares of Stock, equal to the amount by which the then Fair Market Value of one share of Stock exceeds the exercise price per share specified in the Award Agreement, multiplied by the number of shares with respect to which the SAR is exercised. The number of shares of Stock to be delivered to the Participant upon exercise of a SAR shall be based on the Fair Market Value of the Stock on the date of exercise. A certificate or certificates for shares of Stock acquired upon exercise of a SAR shall be issued in the name of the Participant and distributed to the Participant as soon as practicable following exercise, subject to Section 15.4. No fractional shares of Stock will be issuable upon exercise of a SAR and, unless otherwise provided in the Award Agreement, the Participant will receive cash in lieu of fractional shares.

SECTION 8 – LIMITATIONS ON EXERCISE OF OPTIONS AND SARS

AFTER TERMINATION OF SERVICE

8.1       Exercise after Termination. After a Participant’s Termination of Service, an Option or SAR may be exercised only to the extent that the Option or SAR was exercisable immediately before the Termination of Service, but in no event after the expiration date of the Option or SAR as specified in the Award Agreement. Except to the extent that shorter or longer periods are provided in the Award Agreement, a Participant’s right to exercise an Option or SAR upon Termination of Service shall terminate:

(i) At the expiration of three months (Incentive Stock Options) or one year (Nonqualified Stock Options and SARs) after the Participant’s Retirement; provided, however, if an Incentive Stock Option is not exercised after three months, it will remain exercisable as if it were a Nonqualified Stock Option and will be a Nonqualified Stock Option when exercised; or

(ii) At the expiration of one year in the event of Disability of the Participant; or

(iii) At the expiration of one year after the Participant’s death if the Participant’s Termination of Service occurs by reason of death; any Option or SAR exercised under this subparagraph (iii) may be exercised by the legal representative of the estate of the Participant or by the person or persons who acquire the right to exercise such Option or SAR by bequest or inheritance; or

(iv) No later than three months after the Participant’s Termination of Service for any reason other than those described in (i) through (iii) above or termination for "Cause" as defined in Section 8.2.

8.2       Termination for Cause. In the event the Committee determines that an Employee’s employment has been terminated for Cause, the Employee shall forfeit any and all unexercised Option and SARs immediately upon the Termination of Service. For purposes of this Plan, except as otherwise provided in the Award Agreement, "Cause" shall mean the Employee’s (i) willful failure to substantially perform such Employee’s reasonably assigned duties on behalf of the Company, (ii) repeated gross negligence in performing such Employee’s duties, (iii) illegal conduct in performing such Employee’s duties, (iv) willful actions contrary to the Company’s interest, (v) repeated refusal to comply with the reasonable and lawful instructions of management of the Company, or (vi) violation of the obligations imposed on the Employee under any confidentiality or solicitation covenants to which the Employee is bound under the terms of the Award Agreement or otherwise.

SECTION 9 – RESTRICTED STOCK AWARDS

9.1       Grant. All Restricted Stock Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Restricted Stock Awards are subject to the terms and conditions in this Section 9, and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.  The Company shall issue, in the name of each Participant who is granted a Restricted Stock Award, a certificate for the shares of Stock granted in the Award (subject to Section 15.4), as soon as practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Participant’s benefit until the Restriction Period lapses or the Restricted Stock is forfeited to the Company in accordance with the Award Agreement.

9.2       Restriction Period. The Restriction Period shall be determined by the Committee, and shall commence on the Grant Date and expire at the time specified in the Award Agreement. Unless otherwise provided in the Award Agreement, in the event of a Participant’s Termination of Service during the Restriction Period for any reason, the Participant’s rights to the Stock subject to the Restricted Stock Award shall be forfeited and all such Stock shall immediately be surrendered to the Company. The Committee may not retain the discretion to lengthen the restriction period, if such change in the Restriction Period would have the effect of delaying the date on which the Award ceases being subject to a "substantial risk of forfeiture" within the meaning of Sections 83(b) and 409A of the Code.

9.3       Rights of Participant. During the Restriction Period, the Participant may not sell, transfer, pledge, assign or otherwise dispose of shares of Restricted Stock. Any attempt by a Participant to sell, transfer, pledge, assign or otherwise dispose of Restricted Stock shall cause immediate forfeiture of the Award. Except as provided in the previous sentence and as otherwise provided in the Award Agreement, a Participant shall have, with respect to Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive all dividends and other distributions with respect to such shares (subject to Section 15.1). In the event of any adjustment as provided in Section 3 or if any securities are received as a dividend on Restricted Stock, new or additional shares or securities shall be subject to the same terms and conditions as the original Restricted Stock.

9.4       Expiration of Restriction Period. At the expiration of the Restriction Period, the restrictions contained in Section 9.3 and in the Award Agreement shall, except as otherwise specifically provided in the Award Agreement, expire, and the Company shall, subject to the provisions of Section 15.6 and the Award Agreement, deliver to the Participant a certificate evidencing the Participant’s ownership of the Stock free of the restrictions. Subject to Section 15.1, any dividends on Restricted Stock that were not paid pending expiration of the Restriction Period shall be paid at the time provided for in the Award Agreement.

9.5       Nontransferability. No Restricted Stock Award shall be transferable other than by will or the laws of descent and distribution until any restrictions applicable to such Award have lapsed and a certificate evidencing the Participant’s ownership of the stock free of restrictions has been issued.

SECTION 10 – PERFORMANCE SHARE AWARDS

10.1       Grant. All Performance Share Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Performance Share Awards are subject to the terms and conditions of this Section 10 and such additional terms and conditions contained in the Award Agreement, which terms and conditions need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.

10.2       Performance Criteria. The performance criteria for each Performance Share Award shall be determined by the Committee, and shall consist of service requirements and any measures of performance of the Company or any Subsidiary or such other criteria as the Committee specifies, provided however, that Awards to Named Executives that are intended to be exempt from the limitations of Code Section 162(m) shall use measures defined in Section 4.6(b). Performance Share Awards granted under the Plan shall be evidenced by an Award Agreement that at a minimum shall set forth (i) the number of shares of Stock that the Participant may receive; (ii) the performance objectives (the "Performance Goals"), which may or may not be consistent with Section 4.6, depending upon whether the Award is intended to be performance based compensation exempt from Code Section 162(m) limits; (iii) the performance period over which the performance measure is determined (the "Performance Period"); (iv) the date on which delivery under the Award, if any, will be made; and (v) such additional terms and conditions, which need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable. At the times specified in the Award Agreement, the Committee shall evaluate actual performance during such performance period compared to the performance criteria established for the Award, and shall determine the extent to which a cash or stock payment is to be made pursuant to the Performance Share Award. Unless otherwise prohibited by Section 162(m) of the Code for an Award intended to be exempt under such Section, the Committee may provide in an Award Agreement that one or more performance criteria under an Award will be deemed to have been met upon the Retirement, death or Disability of the Participant. Unless otherwise provided in the Award Agreement, in the event of a Participant’s Termination of Service for any reason before performance criteria have been met, the Participant’s rights to payment of a Performance Share Award shall be forfeited.

10.3       Payment. Performance Share Awards will be paid only after the Committee determines, in its sole discretion, that the performance criteria established under Section 10.2  have been achieved, subject to such other terms and conditions as may be included in the Award Agreement and to the Committee’s right to waive any performance criteria in its discretion, provided that, if the Performance Share Award constitutes deferred compensation within the meaning of Section 409A of the Code, such waiver does not constitute prohibited acceleration of payment. Payment shall be made, as provided in the Award Agreement (which may provide the Participant a choice regarding the form of payment), in cash or whole shares of Stock (or a combination thereof) having a Fair Market Value equal to the number of shares of Stock represented by the Performance Share Award. A certificate or certificates for shares of Stock to be issued pursuant to a Performance Share Award shall be issued in the name of the Participant and distributed to the Participant as soon as practicable following the Committee’s determination that performance criteria have been met, subject to Section 15.6. No fractional shares of Stock will be issued in connection with a Performance Share Award and, unless otherwise provided in the Award Agreement, the Participant will receive cash in lieu of fractional shares.

10.4       Rights of Participant. A Participant shall not, with respect to a Performance Share Award or any Stock that may in the future be issued under it, have any rights as a stockholder of the Company, such as the right to vote the shares or the right to receive dividends and other distributions, at any time before the Participant has become the holder of record of the Stock.

10.5       Nontransferability. No Performance Share Award shall be transferable other than by will or by the laws of descent and distribution, or as provided in Section 15.15.

SECTION 11 – RESTRICTED STOCK UNITS

11.1       General. All Restricted Stock Units granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve, but that, at a minimum, shall contain such terms, conditions and restrictions on the Restricted Stock Unit and the period for which they apply, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable. Unless other terms are determined appropriate by the Committee to create "deferred compensation" within the meaning of Code Section 409A, the restrictions shall be crafted so as to constitute a "substantial risk of forfeiture" as that phrase is defined for purposes of Section 409A of the Code, and the Awards shall provide that, on a date no later than 2½ months following the end of the fiscal year (or such earlier date specifically provided in the Award Agreement) in which the restrictions lapse, the Participant shall be entitled to receive from the Company a number of shares of Stock or cash equal to the Fair Market Value thereof, equal to the number of Restricted Stock Units granted under the Award, such that the Restricted Stock Units shall qualify for an exemption from Code Section 409A as a "short term deferral."

11.2       Rights of Participant. A Participant shall not, with respect to a Restricted Stock Unit, have any rights as a shareholder of the Company, such as the right to vote the shares or the right to receive dividends or other distributions, at any time before the Participant has become the holder of record of the Stock, except as provided in Section 11.4 below.

11.3       Nontransferability. No Restricted Stock Unit shall be transferable other than by will or by the laws of descent and distribution, or as provided in Section 15.15.

11.4       Dividends.  The Committee may provide in the Award Agreement for a contingent right, granted in tandem with a specific Restricted Stock Unit, to receive an amount in cash equal to the cash distributions made by the Company with respect to a share of Stock during the period such Award is outstanding (subject to Section 15.1), or to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the whole number of shares of Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by the Company with respect to a share of Stock during the period such Award is outstanding, with any such additional Restricted Stock Units subject to the same restrictions as the Restricted Stock Units with respect to which they are credited.

SECTION 12 – CASH PERFORMANCE AWARDS

12.1       Grant.       Performance Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Stock or cash, although this Plan need not be the exclusive mechanism for grant cash based incentive compensation, and, to the extent granted to be payable in Stock, shall be governed by Section 10 hereof and shall be Performance Share Awards. Cash Performance Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve but that, at a minimum, shall set forth (i) the amount of cash that the Participant may receive, (ii) the Performance Criteria (as defined in Section 4.6 hereof) and the specific targets under any such criteria, (iii) the Performance Period, (iv) the date on which payment under the Award, if any, will be made, or the event (consistent with Code Section 409A) which will trigger such payment, and (v) such additional terms and conditions, which need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.

12.2       Payment. The Committee shall establish the method of calculating the amount of payment to be made under a Cash Performance Award.  After completion of a Performance Period, the performance of the Company or the Employee will be measured against the Performance Criteria, and the Committee will determine whether all, none, or any portion of a Performance Award will be paid.

12.3       Nontransferability. No Cash Performance Award shall be transferable other than by will or by the laws of descent and distribution, or as provided in Section 15.15.

SECTION 13 – CUT BACK OF PARACHUTE PAYMENTS

If any payment or benefit a Participant would receive hereunder or under an Award Agreement pursuant to a Change of Control from the Company or otherwise ("Payment") would (a) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (b) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be equal to the Reduced Amount. The "Reduced Amount" shall be either (A) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (B) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in such Participant’s receipt, on an after-tax basis, of the greater amount, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits hereunder is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the Participant elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs): (I) reduction in the acceleration of vesting of Options and SARs, the exercise price of which is not at least equal to the Stock’s Fair Market Value, (II) reduction in the acceleration of vesting of other Awards, and (III) forfeiture of Awards. In the event that acceleration of vesting of Awards is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of such Participant’s Awards (i.e., vesting on the earliest granted Award cancelled last) unless such Participant elects in writing a different order for cancellation (provided that no such election shall be given effect if the Award is subject to Section 409A of the Code). In the event that Awards are to be forfeited, such forfeiture shall occur in the reverse order of the date of grant of such Participant’s Awards (i.e., earliest granted Award forfeited last) unless such Participant elects in writing a different order for forfeiture (provided that no such election shall be given effect if the Award is subject to Section 409A of the Code).

To the extent permitted by law and conflict of interest rules, the accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control or is otherwise unavailable for the task, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determination hereunder shall provide its calculations, together with detailed supporting documentation, to such Participant and the Company within fifteen (15) calendar days after the date on which such Participant’s right to a Payment is triggered (if requested at that time by such Participant or the Company) or such other time as requested by such Participant or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish such Participant and the Company with an opinion reasonably acceptable to such Participant that no Excise Tax will be imposed with respect to such Payment. Any good faith determination of the accounting firm made hereunder shall be final, binding and conclusive upon such Participant and the Company.

SECTION 14 – AMENDMENTS AND TERMINATION

14.1       Amendments and Termination. The Committee or the Board may terminate, suspend, amend or alter the Plan, but no action of the Committee may:

(a) Materially impair or adversely affect the rights of a Participant under an outstanding Award theretofore granted, without the Participant’s consent, other than as provided in Section 3 or 15.4;

(b) Extend the Option Period or exercise period of a SAR, or the vesting/payment (and taxation) date of a Restricted Stock Award or a Performance Share Award beyond that originally stated in the Award Agreement, unless and until the Committee determines that such extension does not constitute a deferral of compensation feature that would subject the Award to the excise taxes provided under Code Section 409A; or

(c) Without the approval of the stockholders:
(i) Increase the total amount of Stock which may be delivered under the Plan (other than as allowed by Section 3);
(ii) Extend the period during which Awards may be granted; or

(iii) In the case of an outstanding Award intended to be eligible for the performance based compensation exemption under Section 162(m) of the Code, the Committee shall not, without the approval of a majority of the stockholders of the Company, amend the Plan or the Award in a manner that would adversely affect the Award’s continued eligibility for the performance based compensation exemption under Section 162(m) of the Code.

14.2       Conditions on Awards. In granting an Award, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan.

14.3       No Repricing. Except for adjustments made pursuant to Section 3.2, the Committee may not without the approval of the Company’s stockholders (a) lower the exercise price per Share of an Option or SAR after it is granted, (b) cancel an Option or SAR when the exercise price exceeds the Fair Market Value of one share in exchange for cash or another Award (other than in connection with a Change of Control), or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is listed.

14.4       No Reload Rights. Awards shall not contain any provision entitling the Participant to an automatic grant of additional Awards in connection with any exercise of the original Award.

14.5       Selective Amendments. .Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular Participants or classes of Participants.

SECTION 15 – GENERAL PROVISIONS

15.1       Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period when an  Award is outstanding but not yet vested, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award, or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. In no event shall dividends or dividend equivalents be paid with respect to Options or SARs.

15.2       Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made to a Participant, any rights that are greater than those of a general creditor of the Company.

15.3       Transfers, Leaves of Absence and Other Changes in Employment Status. For purposes of the Plan (i) a transfer of an Employee from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, or (ii) a leave of absence not in excess of 90 days duly authorized in writing by the Company or a Subsidiary for military service, sickness or any other purpose approved by the Company or a Subsidiary, shall not be Termination of Service. The Committee, in its sole discretion subject to the terms of the Award Agreement, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment status other than an event described in this Section 15.3.

15.4       Restrictions on Distribution of Stock. The Committee may require Participants receiving Stock pursuant to any Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Stock for investment without a view to distribution thereof. No Stock shall be issued or transferred pursuant to an Award unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Stock may then be listed. The certificates for Stock issued pursuant to an Award may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. The Company shall not be obligated to register any securities covered hereby or to take any affirmative action in order to cause the issuance of Stock pursuant to an Award to comply with any law or regulation of any governmental authority.

15.5       Assignment Prohibited. Subject to the provisions of the Plan and the Award Agreement, no Award shall be assigned, transferred, pledged or otherwise encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and an Award shall be exercisable, during the Participant’s lifetime, only by the Participant. Awards shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Award contrary to the provisions of the Plan, or the levy of any process upon an Award, shall be null, void and without effect.

15.6       Issuance of Stock. As soon as practicable following exercise or maturity of an Award to be satisfied in Stock, the Company will deliver to the Participant the shares of Stock acquired upon such exercise or maturity either by (i) physical delivery of the certificate(s) for such shares or (ii) book entry to a brokerage account of the Participant, free and clear of any lapsed restrictions.

15.7       Other Compensation Plans. Nothing contained in the Plan shall prevent the Company from adopting other compensation arrangements, subject to stockholder approval if such approval is required.

15.8       Limitation of Authority. No person shall at any time have any right to receive an Award hereunder and no person other than a duly authorized member of the Committee shall have authority to enter into an agreement on behalf of the Company for the granting of an Award or to make any representation or warranty with respect thereto. Participants shall have no rights in respect to any Award except as set forth in the Plan and the applicable Award Agreement.

15.9       No Right to Employment. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan or any Award Agreement, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ or service of the Company or any other entity as an employee, director or independent contractor or to interfere in any way with the right of the Company or any other entity to terminate any person’s service or employment at any time.

15.10       Not a Shareholder. The person or persons entitled to exercise, or who have exercised, an Option or SAR shall not be entitled to any rights as a shareholder of the Company with respect to any Stock to be issued upon such exercise until such persons or persons shall have become the holder of record of such Stock.

15.11       Severability. If any provision of this Plan is found to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.12       Headings. The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

15.13       Governing Law. The validity, interpretation, construction and administration of this Plan shall be governed by the laws of the Company’s state of incorporation, as it may change from time to time.

15.14       Section 409A Compliance. Notwithstanding any other provision of the Plan, any Award under the Plan that comes within the meaning of Code Section 409A’s definition of "deferred compensation" shall be designed and granted in such a way as to comply with that Code Section’s election timing rules, limitations on distribution triggering events, and must specify in the Award Agreement the time and form of payment of the Award, subject only to delay in accordance with Code Section 409A’s provisions, and never subject to acceleration.

15.15       Transfer to Permitted Transferees. If specifically provided in the Award Agreement, Nonqualified Stock Options or SARs (other than those issued in tandem with Incentive Stock Options) may be transferred by a Participant to a Permitted Transferee. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void without effect. For purposes of the Plan, "Permitted Transferee" means (i) a member of a Participant’s immediate family, (ii) any person sharing the Participant’s household (other than a tenant or employee of the Participant), (iii) trusts in which a person listed in (i) or (ii) above has more than 50% of the beneficial interest, (iv)  a foundation in which the Participant or a person listed in (i) or (ii) above controls the management of assets, or (v) any other entity in which the Participant or a person listed in (i) or (ii) above owns more than 50% of the voting interest, provided that in the case of the preceding clauses (i) through (v), no consideration is provided for the transfer. In determining whether a person is a "Permitted Transferee," immediate family members shall include a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

15.16       Clawback Rights. All Awards under the Plan will be subject to any compensation, clawback and recoupment policies that may be applicable to the employees of the Company, as in effect from time to time and as approved by the Board or Committee, whether or not approved before or after the Effective Date.

SECTION 16 – TAXES

16.1       Tax Withholding. All Participants shall make arrangements satisfactory to the Committee to pay to the Company or a Subsidiary, any federal, state or local taxes required to be withheld with respect to an Award issued under the Plan at the time such taxes are required to be withheld. If a Participant fails to make such tax payments, the Company and its Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including a payment related to any Award under the Plan.

16.2       Share Withholding. If permitted by the Committee, a tax withholding obligation may be satisfied by the Company retaining shares of Stock with a Fair Market Value (determined on the date the amount required to be withheld is determined (the "Tax Date")) equal to the minimum amount required to be withheld (or, if permitted by the Company, a higher rate that will not cause adverse accounting consequences for the Company and is permitted under applicable State and Federal withholding rules)  Any surrender by a Reporting Person of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b‑3. All elections (if permitted) by a Participant to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

(i) the election must be made on or prior to the applicable Tax Date;
(ii) once made, the election shall be irrevocable as to the particular Shares of the Award as to which the election is made; and
(iii) all elections shall be subject to the consent or disapproval of the Company.

In the event the election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Award is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

16.3       Tax Reporting. The Company shall reflect the exercise of any Incentive Stock Option on an informational report as required by Section 6039 of the Code no later than January 31st of the year following exercise. The compensation resulting from the exercise of a Nonqualified Stock Option or SAR, the lapse of the restrictions of a Restricted Stock Award or Restricted Stock Unit, or the satisfaction of the criteria of a Performance Share Award or Cash Performance Award, and related income and employment tax withholding related thereto, shall be reported on the Employee’s W‑2 Form for the year of exercise or vesting (as the case may be) or as may hereafter be required by the Code.

SECTION 17 – EFFECTIVE DATE OF PLAN

The Plan shall be effective on the date (the "Effective Date") it is approved by a majority of the total votes cast at a meeting of stockholders at which a quorum is present in person or represented by proxy, following adoption of the Plan by the Board of Directors.

SECTION 18 – TERM OF PLAN

The Plan has no termination date, provided that no Incentive Stock Option may be issued on or after the tenth anniversary of the Effective Date as defined in Section 17.

*   *   *   *   *

Shareholder Approval:
(Secretary’s Initials)

. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Time, on May 8, 2017. Vote by Internet • Go to www.investorvote.com/AFAM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. T IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW, FOR PROPOSALS 2 THROUGH 4 AND FOR A FREQUENCY OF 1 YEAR FOR THE STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION. + 1. ELECTION OF DIRECTORS: (except as marked to the contrary below): For Withhold For Withhold For Withhold 01 - William B. Yarmuth 02 - Steven B. Bing 03 - Donald G. McClinton 04 - Tyree G. Wilburn 05 - Jonathan D. Goldberg 06 - W. Earl Reed III 07 - Henry M. Altman, Jr. For Against Abstain ForAgainst Abstain 2. PROPOSAL TO APPROVE THE 2017 STOCK AND INCENTIVE COMPENSATION PLAN. 3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP as independent auditors for the Company. 1 Year 2 Years 3 Years Abstain 4. PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS. 5. FREQUENCY OF STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION. 6. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Annual Meeting. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below When shares are held by joint tenants, each should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X A F A M 1 327943_Company_Blanks_Proxy_Common/000001/000001/i 02KLJA Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 8, 2017: The Proxy Statement and our Annual Report to security holders are available at: http://www.almostfamily.com/stockholdermeeting.php T IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T REVOCABLE PROXY — ALMOST FAMILY, INC. ANNUAL MEETING OF STOCKHOLDERS — MAY 8, 2017, 8:30 a.m Local Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, a stockholder of ALMOST FAMILY, INC., a Delaware corporation (the “Company”), hereby appoints WILLIAM B. YARMUTH and C. STEVEN GUENTHNER, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting on Monday, May 8, 2017, at 8:30 a.m. local time, and at any adjournment thereof. The undersigned hereby instructs said proxies or their substitutes: This proxy, when properly executed, will be voted in accordance with any directions hereinbefore given. UNLESS OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR ELECTION OF THE INDIVIDUALS NOMINATED AS DIRECTORS, FOR PROPOSALS 2 THROUGH 4 AND FOR A FREQUENCY OF 1 YEAR FOR THE STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION. PLEASE PROVIDE INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.